UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Gray Television, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GRAY TELEVISION, INC.

4370 Peachtree Road, N.E.

Atlanta, Georgia 30319

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Meeting to be held on May 30, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Gray Television, Inc. will be held at 9:30 a.m., local time, on Wednesday, May 30, 2012, at The Peachtree Insurance Center, The Executive Board Room, 5th Floor, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, for the purpose of considering and acting upon:

1.	The election of ten members of Gray Television, Inc.’s Board of Directors;

2.	The approval of amendments to the Gray Television, Inc. 2007 Long Term Incentive Plan;

3.	The ratification of the appointment of McGladrey & Pullen, LLP as Gray Television, Inc.’s independent registered public accounting firm for 2012; and

4.	Such other business and matters or proposals as may properly come before the meeting.

Only holders of record of Gray Television, Inc. common stock, no par value per share, and Gray Television, Inc. Class A common stock, no par value per share, at the close of business on March 22, 2012 are entitled to notice of, and to vote at, the annual meeting. Attendance at the annual meeting is limited to such shareholders of record at the close of business on March 22, 2012 and to any invitees of Gray Television, Inc.

Your vote is very important. If you are unable to attend the meeting, we encourage you to vote as soon as possible by one of three convenient methods: by calling the toll-free number listed on the proxy card, by accessing the Internet site listed on the proxy card or by signing, dating and returning the proxy card in the enclosed postage-paid envelope.

By Order of the Board of Directors,
Hilton H. Howell, Jr.
Chief Executive Officer

Atlanta, Georgia

April 19, 2012

GRAY TELEVISION, INC.

4370 Peachtree Road, N.E.

Atlanta, Georgia 30319

PROXY STATEMENT

For Annual Meeting of Shareholders

to be Held on May 30, 2012

This proxy statement is being furnished by the Board of Directors (the “Board”) of Gray Television, Inc., a Georgia corporation (which we refer to as “Gray,” the “Company,” “we,” “us” or “our”), to the holders of our common stock, no par value per share, and our Class A common stock, no par value per share, in connection with the solicitation of proxies by the Board for use at the 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting”) to be held at The Peachtree Insurance Center, The Executive Board Room, 5th Floor, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, on Wednesday, May 30, 2012, at 9:30 a.m., local time, and at any adjournments or postponements thereof. For directions to the location where the 2012 Annual Meeting will be held, you may contact our corporate offices at (404) 266-8333. Distribution of this proxy statement and a proxy card to shareholders is scheduled to begin on or about April 19, 2012.

A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by signing and delivering a later dated proxy card, by submitting a later dated vote by Internet or by telephone, by delivering written notice of the revocation of the proxy to our Vice President Law and Development prior to the 2012 Annual Meeting, or by attending and voting at the 2012 Annual Meeting. Attendance at the 2012 Annual Meeting, in and of itself, will not constitute revocation of a proxy. Unless previously revoked, the shares represented by proxy will be voted in accordance with the shareholder’s directions if the proxy is duly submitted prior to the 2012 Annual Meeting.

If you return a signed proxy card that does not indicate your voting preferences, the persons named as proxies on the proxy card will vote your shares FOR the election of each of the director nominees recommended by the Board, FOR the amendments to the Gray Television, Inc. 2007 Long Term Incentive Plan and FOR the ratification of the Company’s independent registered public accountant, and in accordance with the discretion of the named proxies on other matters properly brought before the 2012 Annual Meeting.

The expenses associated with this proxy statement and soliciting the proxies sought hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by our officers, directors and regular employees, who will not receive additional compensation therefor, in person or by telephone or other means of communication. We also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of the common stock and the Class A common stock as of the record date for the 2012 Annual Meeting and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly submitting your vote will help to avoid additional expense.

VOTING REQUIREMENTS

Record Date and Voting Rights

Our Board has fixed the close of business on March 22, 2012 as the record date for determining holders of the common stock and the Class A common stock entitled to notice of, and to vote at, the 2012 Annual Meeting. Only holders of record of our common stock and/or our Class A common stock on that date will be entitled to notice of, and to vote at, the 2012 Annual Meeting. Shareholders of record may vote by:

•	Attending the 2012 Annual Meeting and voting in person;

•	Voting by Internet at http://www.proxyvote.com and following the instructions on the enclosed proxy card;

•	Voting by telephone at 1-800-690-6903 as directed on the enclosed proxy card; or

•	Completing and mailing the proxy card.

Instructions for voting are included on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting

The following information can be found at http://www.proxyvote.com:

•	Notice of Annual Meeting;

•	Proxy Statement;

•	2011 Annual Report on Form 10-K; and

•	Form of Proxy Card.

As of the record date, March 22, 2012, 51,405,846 shares of our common stock and 5,753,020 shares of our Class A common stock were outstanding. Each share of our common stock is entitled to one vote and each share of our Class A common stock is entitled to ten votes. The total number of possible votes for each director nominee, and for each other matter to be acted upon, is 108,936,046.

A quorum is necessary to hold a valid 2012 Annual Meeting. A number of votes greater than a majority of possible votes, or 54,468,024 votes (including abstentions and broker non-votes), represented in person or by proxy will constitute a quorum. Abstentions and broker non-votes (which occur with respect to an item when a broker submits a proxy but is not permitted to or otherwise declines to vote on that item without instructions from the beneficial owner of the shares and no such instruction is given) will be counted as present for purposes of determining a quorum. Votes cast by proxy or in person at the 2012 Annual Meeting will be tabulated by the inspector of elections appointed for the meeting, who also will determine whether a quorum is present for the transaction of business.

Required Vote

With respect to Proposal 1 regarding the election of the director nominees, a majority of the votes is not required; instead, the director nominees will be elected by a plurality of the votes cast in person or by proxy at the 2012 Annual Meeting, which means that the ten nominees receiving the most votes will be elected. Under New York Stock Exchange (“NYSE”) rules, if your broker holds your shares in its name, your broker is not permitted to vote your shares with respect to the election of directors if your broker does not receive voting instructions from you. Votes withheld from any nominee will have no effect on the outcome of the election of directors. Abstentions and broker non-votes will not be counted as “votes cast” and, therefore, will have no effect on the outcome of the election of directors.

With respect to Proposal 2, the approval of amendments to our 2007 Long Term Incentive Plan to provide that nonemployee directors of Gray shall be eligible to participate in such plan and add a “no repricing” provision to the plan, as well as for shareholders to reapprove the material terms for performance-based awards under the plan, requires the affirmative vote of a majority of votes cast in person or by proxy at the 2012 Annual Meeting. Under NYSE rules, however, the total votes cast must represent over 50% in interest of all securities entitled to vote on this proposal. Because abstentions and broker non-votes are not counted as votes cast on this proposal, they will have the practical effect of a vote against this proposal unless more than 50% of our outstanding shares are voted with respect to this proposal.

With respect to Proposal 3, ratification of the appointment of McGladrey & Pullen, LLP as Gray’s independent registered public accounting firm for 2012 requires the affirmative vote of a majority of the votes cast in person or by proxy at the 2012 Annual Meeting. Under NYSE rules, if your broker holds your shares in its name, your broker is permitted to vote your shares with respect to the ratification of the appointment of McGladrey & Pullen, LLP as Gray’s independent registered public accounting firm for 2012 even if your broker does not receive voting instructions from you. Abstentions and broker non-votes will not be counted as “votes cast” and, therefore, will have no effect on the outcome of this proposal.

With respect to any other matter that may properly come before the 2012 Annual Meeting for shareholder consideration, a matter generally will be approved by the affirmative vote of a majority of the votes cast in person or by proxy at the 2012 Annual Meeting unless the question is one upon which a different vote is required by express provision of the laws of Georgia, federal law, Gray’s Articles of Incorporation or Gray’s Bylaws, or, to the extent permitted by the laws of Georgia, the Board has expressly provided that some other vote shall be required, in which case such express provisions shall govern.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

At the 2012 Annual Meeting, ten directors are to be elected to hold office until our next annual meeting of shareholders and until their successors have been duly elected and qualified. The Board has been reduced to ten members due to the retirement of Zell B. Miller on December 7, 2011. Each nominee is currently serving as a director, with the exception of Robin R. Howell, whose nomination to the Board was recommended by the Management Personnel Committee. In case any nominee listed in the table below should be unavailable for any reason, which our management has no reason to anticipate, your proxy will be voted for any substitute nominee or nominees who may be selected by the Management Personnel Committee prior to or at the 2012 Annual Meeting. In such circumstances, if no substitute is selected by the Management Personnel Committee prior to or at the 2012 Annual Meeting, the Board may determine to reduce the membership of the Board to the number of nominees available for election.

Our Board of Directors unanimously recommends that you vote “FOR” the election of those director nominees specified in this proxy statement.

Set forth below is information concerning each of the nominees as of April 19, 2012.

Name	Director Since	Age	Position
Hilton H. Howell, Jr.	1993	50	Director, Vice Chairman and Chief Executive Officer
William E. Mayher, III	1990	73	Chairman of the Board of Directors
Robert S. Prather, Jr.	1993	67	Director, President and Chief Operating Officer
Richard L. Boger	1991	65	Director
Ray M. Deaver	2002	71	Director
T. L. Elder	2003	73	Director
Robin R. Howell	(1)	47	Director Nominee
Howell W. Newton	1991	65	Director
Hugh E. Norton	1987	79	Director
Harriett J. Robinson	1997	81	Director

(1)	Mrs. Robin R. Howell is a nominee for initial election to the Board in 2012.

Hilton H. Howell, Jr., has been our Chief Executive Officer since August 20, 2008 and has also served as our Vice-Chairman since September 2002. Before that, he had been our Executive Vice President since September 2000. He has served as one of our directors since 1993. He is a member of the Executive Committee of our Board. He has served as a director and Chairman of the Board of Gray Television Group, Inc. and WVLT-TV, Inc. which are our subsidiaries, and as President, Chairman of the Board and a director of Gray Television Licensee, LLC, another of our subsidiaries, since 2008. He has served as President and Chief Executive Officer of Atlantic American Corporation, an insurance holding company, since 1995, and as Chairman of that company since February 24, 2009. He has been Executive Vice President of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company, life and casualty insurance companies, respectively, since 1991. Mr. Howell also serves as a director of

Atlantic American Corporation and its subsidiaries American Southern Insurance Company, American Safety Insurance Company and Bankers Fidelity Life Insurance Company, as well as Delta Life Insurance Company and Delta Fire and Casualty Insurance Company. He is the son-in-law of Mr. J. Mack Robinson and Mrs. Harriett J. Robinson, both current members of our Board, and he is the husband of Mrs. Howell. In addition to his current role as Gray’s Chief Executive Officer, Mr. Howell brings to the Board experience from past leadership positions as an executive and his service on numerous boards. Mr. Howell also has practiced as an attorney in a variety of roles, and his experience in that discipline adds a legal perspective to the decisions facing the Board.

William E. Mayher, III is a member and Chairman of the Executive Committee, the Audit Committee, the Management Personnel Committee and the 2007 Long Term Incentive Plan Committee of Gray’s Board, and has served as Chairman of Gray’s Board since August 1993. Dr. Mayher was a neurosurgeon in Albany, Georgia from 1970 to 1998. Dr. Mayher is a former Chairman of the Medical College of Georgia Foundation Board and served as Chairman of Blue Cross Blue Shield of Georgia and as a member of the Board of Directors of the American Association of Neurological Surgeons. He also serves as Chairman of the Albany Regional Airport Commission. He is currently serving as Senior Warden of St. Paul’s Episcopal Church. Dr. Mayher is a member of the Georgia Aviation Hall of Fame Board, and he is also a Senior FAA Aviation Medical Examiner. Dr. Mayher has been an active member of our Board for over 20 years, and his tenure provides stability and a familiarity with our operations. As evidence of the breadth of his knowledge, he currently serves on all of the Board’s committees as a source of continued and reliable leadership.

Robert S. Prather, Jr., has served as our President and Chief Operating Officer since September 2002. He has served as one of our directors since 1993. He is a member of the Executive Committee of our Board. He has served as President and a director of our subsidiaries Gray Television Group, Inc. and WVLT-TV, Inc., since 2002. He has been a director of Southern Community Newspapers (formerly known as Triple Crown Media, Inc.) (“SCN”) since 1994, and served as Chairman of SCN from December 2005 until November 2007. He served as President and Chief Executive Officer of SCN from May 2005 to December 30, 2005, and has served in that position since November 2007. SCN filed for protection under Chapter 11 of the U.S. bankruptcy code on September 14, 2009. SCN emerged from bankruptcy effective December 8, 2009. He also serves as a member of the Board of Directors for GAMCO Investors, Inc., Gaylord Entertainment Company and Draper Holdings Business Trust. He served as an advisory director of Swiss Army Brands, Inc. until 2011. He served on the Board of Trustees of the Georgia World Congress Center Authority until 2010, serving as its Chairman for three years ended December 31, 2010. Mr. Prather’s background as both our current Chief Operating Officer and having served as a former chief executive officer lends a unique perspective to the Board. He possesses a wealth of knowledge about our industry and his tenure on the Board provides consistent leadership.

Richard L. Boger is a member of the Audit Committee of Gray’s Board. Mr. Boger has been President and Chief Executive Officer of Lex-Tek International, Inc., a financial services consulting company, since February 2002. He has also served since July 2003, as business manager for Owen Holdings, LLLP, a Georgia Limited Liability Limited Partnership; since July 2004, as General Partner of Shawnee Meadow Holdings, LLLP, a Georgia Limited Liability Limited Partnership; and since March 2006, as business manager for Heathland Holdings, LLLP, a Georgia Limited Liability Limited Partnership, each of which is an investment holding company. He also serves as a member of the Board of Trustees of Corner Cap Group of Funds, a series mutual fund. Mr. Boger brings to the Board extensive managerial and entrepreneurial experience from his current position as the Chief Executive Officer of a specialized financial services consulting company, his having founded and sold two commercial insurance services companies, and his present service as a partner and business manager in three investment companies. His perspective from serving in several industries outside our own, including on the boards of a mutual fund and several nonprofit organizations, provides the Board with an informed resource for a wide range of disciplines and adds a diverse voice to its deliberations.

Ray M. Deaver is Chairman of the Management Personnel Committee and a member of the 2007 Long Term Incentive Plan Committee of Gray’s Board. Prior to his appointment to Gray’s Board, Mr. Deaver served as Gray’s Regional Vice President-Texas from October 1999 until his retirement in 2001. He was the President and General Manager of KWTX Broadcasting Company and President of Brazos Broadcasting Company from November 1997 until their acquisition by Gray in October 1999. Mr. Deaver’s years of experience in the broadcasting field and his role as the former General Manager for two of our affiliates provide the Board with a wealth of industry-specific operational knowledge. In that capacity and as our former Regional Vice President in Texas, Mr. Deaver’s diverse background lends a unique, localized perspective to the Board.

T.L. (Gene) Elder is a member of the Audit Committee of Gray’s Board. He is a CPA and has over 40 years of experience as in the Accounting and Finance fields, with over 25 years as a Chief Financial Officer. In 1994, Mr. Elder became a partner of Tatum, LLC, a national firm of career chief financial officers which was acquired by Spherion Staffing Services in March 2010, and served as a Senior Partner of that firm from 2004 until his retirement from that position in May 2009. Mr. Elder, through his background as a former Chief Financial Officer, provides the Board and the Audit Committee with significant financial and accounting expertise.

Robin R. Howell has served as Vice President and Director of both Delta Life Insurance Company and Delta Fire & Casualty Company since 1992. She is a former Chairman of the Board for Farmer’s and Merchant’s Bank and a member of the Board of Directors for Premier Bancshares. She received a BA in Economics from the University of Virginia and a Masters of Business Administration from the University of Texas at Austin, and has had a number of management and oversight roles in various businesses in which her family has maintained ownership interests since that time. Mrs. Howell is the daughter of Mr. and Mrs. Robinson and the wife of Mr. Howell. Mrs. Howell is active in the community, serving on the Board of Directors and Executive Committee of the High Museum of Art, the Board of Directors of the Forward Arts Foundation, and as a member of the Junior League of Atlanta. Mrs. Howell’s involvement at the executive and board level in various businesses and numerous civic, social and academic associations provides valuable insight to the Company and elevates the Company’s profile in the community.

Howell W. Newton is Chairman of the Audit Committee of Gray’s Board. Since 1978, Mr. Newton has been President and Treasurer of Trio Manufacturing Co., a real estate and investment company. Mr. Newton’s many years of executive service with a financial services company provides the Board with considerable financial expertise. His tenure on our Board provides consistent leadership, and his familiarity with Gray’s operations serves as an ongoing resource for issues facing a large, public company.

Hugh E. Norton is Chairman of the 2007 Long Term Incentive Plan Committee and is a member of the Management Personnel Committee of Gray’s Board. Mr. Norton has been President of Norco Holdings, Inc., an insurance agency, since 1973 and also is a real estate developer in Destin, Florida. Prior to that, he was Regional Manager of Security Insurance Group where he served for 15 years. Mr. Norton brings to the Board a wealth of business experience based on his many years of service as an executive, as well as a unique perspective based on the regulatory and local government issues he faces as a developer. As the director with the longest tenure on our Board, he also serves as an ongoing source for industry-specific knowledge.

Harriett J. Robinson has been a director of Atlantic American Corporation since 1989. Mrs. Robinson has also been a director of Delta Life Insurance Company and Delta Fire and Casualty Insurance Company since 1967. Mrs. Robinson is the wife of Mr. J. Mack Robinson and the mother-in-law of Mr. Hilton H. Howell, Jr., both current members of Gray’s Board, and the mother of Mrs. Howell. Mrs. Robinson’s active service on our Board and on the boards of several other companies for a number of years provides capable leadership and a familiarity with the operational issues facing organizations in today’s business climate. She lends a diverse voice to the Board’s deliberations, and her civic involvement and philanthropic activities provide a critical link to the community, particularly to women in business.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO THE GRAY TELEVISION, INC.

2007 LONG TERM INCENTIVE PLAN

We are asking our shareholders to approve amendment No. 1 (“Amendment No. 1”) to the Gray Television, Inc. 2007 Long Term Incentive Plan (the “2007 Incentive Plan”) and, as part of that approval, to reapprove the material terms for performance-based awards under the 2007 Incentive Plan. The version of the 2007 Incentive Plan that was in effect prior to Amendment No. 1 was adopted by our board of directors on March 14, 2007 and approved by our shareholders on May 2, 2007.

On April 2, 2012, the board of directors approved Amendment No. 1, which generally makes the following changes to such plan: (1) provides that nonemployee directors of Gray and every subsidiary of Gray shall be eligible to participate in the 2007 Incentive Plan as participants and (2) adds a “no repricing” provision.

If the shareholders approve the Amendment No. 1, the 2007 Incentive Plan will allow awards under the 2007 Incentive Plan to be granted to nonemployee directors of Gray and every subsidiary of Gray and will prohibit repricing of stock options and stock appreciation rights.

Approval of Amendment No. 1 will also constitute reapproval by our shareholders of the material terms for performance-based awards under the 2007 Incentive Plan, which is necessary to provide the flexibility for us to make certain awards under the 2007 Incentive Plan that will be tax-deductible by us as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 162(m) of the Code limits the deductibility for federal income tax purposes of compensation in excess of $1 million per year for the chief executive officer and certain other officers, unless such compensation qualifies as performance-based compensation under the Code. Various requirements must be satisfied in order for awards to qualify as performance-based compensation. One requirement is that the material terms relating to such awards must be approved by the shareholders of the public company every five years.

By reapproving the material terms for performance-based awards under the 2007 Incentive Plan, certain awards that could be made under the 2007 Incentive Plan would qualify as performance-based compensation, assuming other conditions are met.

Description of the 2007 Incentive Plan

A summary of the material terms of the 2007 Incentive Plan, as it is proposed to be amended, appears below. This summary is qualified in its entirety by reference to the full text of the 2007 Incentive Plan, as proposed to be amended, which is attached as Appendix A to this proxy statement.

Purpose. The 2007 Incentive Plan is designed to encourage certain employees (including officers and directors who are also employees) and nonemployee directors of Gray or Gray’s subsidiaries to acquire Gray common stock or Class A common stock or to receive monetary payments based on the value of such stock or upon achieving certain goals on a mutually advantageous basis, thereby strengthening the employees’ and nonemployee directors’ desire to remain with Gray, while simultaneously providing an incentive to work for Gray’s success.

Administration. The 2007 Incentive Plan will be administered by a committee or subcommittee of Gray’s board of directors that consists of no fewer than two members, each of whom is an outside director and a “non-employee” director (the “2007 Plan Committee”). The determinations of the 2007 Plan Committee will be made in accordance with their judgment as to the best interest of Gray and its shareholders and in accordance with the purpose of the 2007 Incentive Plan. Determinations, interpretations or other actions made or taken by the 2007 Plan Committee pursuant to the provisions of the 2007 Incentive Plan will be final and binding and conclusive for all purposes and upon all persons whomsoever. The 2007 Plan Committee may delegate administrative duties to one or more officers or employees of Gray or subsidiaries of Gray to the extent that such delegation would not jeopardize the performance-based exception under Section 162(m) of the Code or otherwise violate applicable law or rules of the Securities Exchange Act of 1934.

Participants. Employees (approximately 2,100 as of March 31, 2012) and nonemployee directors (eight as of March 31, 2012) of Gray or any designated subsidiary who have a major impact on the success and future growth and profitability of Gray, as determined by the 2007 Plan Committee in its sole discretion, are eligible to participate in the 2007 Incentive Plan. A designation as a participant in one year will not require the 2007 Plan Committee to designate such person to receive (1) an award in any other year, (2) the same type of award as granted to the participant in any other year or as granted to any other participant in any year, or (3) the same amount of award as granted to the participant in any other year or as granted to any other participant in any year.

Shares Reserved Under the Plan. The 2007 Incentive Plan allows Gray to issue an aggregate of 6,000,000 shares of Gray common stock or Class A common stock with not more than 1,000,000 out of that 6,000,000 being Class A common stock. The 6,000,000 maximum includes approximately 2,469,000 shares of stock that were unused shares under the 2002 Long Term Incentive Plan. No new awards are eligible to be made under the 2002 Long Term Incentive Plan. Stock underlying awards under the 2002 Long Term Incentive Plan that expire, are cancelled or are forfeited after May 2, 2007 will not be added back to the 6,000,000 maximum. As of April 2, 2012, an aggregate of 4,461,007 shares were available for future grants under the 2007 Incentive Plan, of which 1,000,000 of such shares may be shares of Class A common stock.

The following awards will be counted against the 6,000,000 maximum: (1) stock underlying outstanding options or performance awards while such options and performance awards are outstanding, (2) the full number of stock appreciation rights (“SARs”) granted that are to be settled in common stock, regardless of the number of shares actually issued upon settlement of such SAR, and (3) restricted stock issued pursuant to the 2007 Incentive Plan while such restricted stock is outstanding even while subject to restrictions. When the exercise price of an option is paid by delivery of shares of Gray common stock or Class A common stock, the number of shares available for issuance under the 2007 Incentive Plan shall continue to be reduced by the gross (rather than the net) number of shares issued pursuant to such exercise. Shares underlying expired, canceled or forfeited awards (except restricted stock) may be added back to the 6,000,000 maximum.

Unless and until the 2007 Plan Committee determines that an award to a covered employee shall not be designed to comply with the performance-based exception under Section 162(m) of the Code, the maximum aggregate number of shares of Gray common stock or Class A common stock that may be awarded to any individual in any one fiscal year pursuant to stock options will be 500,000 shares, the maximum aggregate number of shares of Gray common stock or Class A common stock that may be awarded to any individual in any one fiscal year pursuant to SARs will be 500,000 shares, and the maximum aggregate payout to any individual in any one year as to performance awards will be the greater of $1,000,000 or 500,000 shares. Shares related to a cancelled award or an award that is amended in a way that is treated as a cancellation will count against the maximum limitations for the applicable fiscal year.

Grant of Awards. After the 2007 Plan Committee grants an award to a participant, Gray will notify the participant of such grant and will deliver or mail an award agreement to the participant. The participant must execute and return the award agreement within 30 days after it is mailed or delivered by Gray. If the participant fails to execute and return the award agreement within the 30 day period, his or her award will terminate automatically. However, if the participant dies within the 30 day period, the award agreement will be effective notwithstanding the fact that it has not been signed prior to death.

Types of Awards. The 2007 Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, restricted stock awards, SARs and performance awards (collectively, the “awards”). Except as specifically limited in the 2007 Incentive Plan, the 2007 Plan Committee has complete discretion in determining the type and number of awards to be granted and the terms and conditions of such awards (such terms and conditions need not be uniform as between different participants). The types of awards are described in greater detail below.

Incentive Stock Options. Incentive stock options granted under the 2007 Incentive Plan, which are intended to comply with Section 422 of the Code, may be exercised as provided in the individual award agreements, but in no event later than 10 years from the date of grant. The purchase price per share of Gray common stock or Class A common stock purchasable under any incentive stock option (which may not be less than 100% of the fair market value of the shares on the date the option is granted) will be determined by the 2007 Plan Committee. The purchase price may be paid by check or, in the discretion of the 2007 Plan Committee, by the delivery of shares then owned by the participant. The aggregate fair market value of the stock for which an incentive stock option is exercisable for the first time during any calendar year (under all option plans of Gray and its subsidiary corporations) shall not exceed $100,000 per participant. Only key employees may be granted incentive stock options under the 2007 Incentive Plan.

Upon a termination of employment for any reason (other than death or disability), an incentive stock option will terminate not later than 3 months after such termination (or 3 months after death, if the optionee dies within 3 months after such termination).

Upon a termination of employment as a result of death or disability, an incentive stock option will be exercisable for 12 months after such termination (or the longer of the remainder of the 12-month period or 3 months after death, if the optionee dies within 12 months after a termination as a result of disability).

In no event shall any incentive stock option be exercised more than 10 years after its date of grant.

Nonqualified Stock Options. Nonqualified stock options granted under the 2007 Incentive Plan may be exercised as provided in the individual award agreements, but in no event later than 10 years from the date of grant. The purchase price per share of Gray common stock or Class A common stock purchasable under any nonqualified stock option (which may not be less than 100% of the fair market value of the shares on the date the option is granted) will be determined by the 2007 Plan Committee. The purchase price may be paid by check or, in the discretion of the 2007 Plan Committee, by the delivery of shares then owned by the participant. The 2007 Plan Committee will have the right to determine at the time an option is granted whether shares issued upon exercise of a nonqualified stock option will be subject to restrictions, and if so, the nature of the restrictions.

Unless determined otherwise in the award agreement, upon a termination of employment or service for any reason (other than death, disability or retirement), an option will terminate 3 months after such termination.

Unless determined otherwise in the award agreement, upon a termination of employment or service as a result of death, disability or retirement, an option will terminate 12 months after such termination (or 3 months after death, if the optionee dies within 12 months after termination as a result of retirement or disability).

In no event shall any option be exercised more than 10 years after its date of grant.

Stock Appreciation Rights. A SAR is the right to receive a payment from Gray equal to the excess of the fair market value of a share of Gray common stock or Class A common stock at the date of exercise over the base price (or the exercise price of an option, if the SAR is granted in conjunction with an option). At the discretion of the 2007 Plan Committee, SARs may be granted (1) in lieu of exercise of an option or (2) independent of an option. If the option qualifies as an incentive stock option pursuant to Section 422 of the Code, the related SAR must comply with the applicable provisions of the Code. The base or grant price of each SAR will equal the fair market value of Gray common stock or Class A common stock on the date of grant of the SAR. Payment for SARs may be made in cash or Gray common stock or Class A common stock, or in a combination thereof, at the discretion of the 2007 Plan Committee. In addition, at the time of grant, the 2007 Plan Committee may, in its sole discretion, establish any other conditions on exercise of a SAR. The following will apply upon the exercise of a SAR:

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Exercise of SARs in Lieu of Exercise of Options. SARs exercisable in lieu of options may be exercised for all or part of the shares of Gray common stock or Class A common stock subject to the related option upon the exercise of the right to exercise an equivalent number of options. A SAR may be exercised only with respect to the shares of Gray common stock or Class A common stock for which its related option is then exercisable. Such number of shares equal to the number of SARs exercised will no longer be available for exercise under the related option (and when a share of Gray common stock or Class A common stock is purchased under the related option, the related SAR shall similarly no longer be available for exercise).

•	Exercise of SARs Independent of Options. SARs exercisable independent of stock options may be exercised upon whatever terms and conditions the 2007 Plan Committee imposes upon the SARs.

Restricted Stock. Restricted stock consists of Gray common stock or Class A common stock issued or transferred under the 2007 Incentive Plan (other than upon exercise of options or as performance awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus. The purchase price (if any) will be determined by the 2007 Plan Committee. Participants are entitled to all dividends paid with respect to restricted stock during the period of restriction and will not be required to return any such dividends to Gray in the event of the forfeiture of the restricted stock. Participants will be entitled to vote the restricted stock during the period of restriction. In addition, the restricted stock may be subject to (1) restrictions on the sale or other disposition thereof, (2) rights of Gray to reacquire such stock at the purchase price, if any, originally paid upon termination of employment or service within specified periods, (3) employee or nonemployee director representations that the employee or nonemployee director intends to acquire such stock for investment and not for resale and (4) other restrictions, conditions and terms as the 2007 Plan Committee deems appropriate.

Performance Awards. Performance awards consist of Gray common stock or Class A common stock, stock units or cash-based units or a combination thereof, to be issued without payment therefor, if the performance goals established by the 2007 Plan Committee are achieved during the applicable performance period. The goals established by the 2007 Plan Committee may be based upon Company-wide performance or upon operating unit performance or a combination thereof and may include return on average total capital employed, earnings per share, return on shareholders’ equity, market share, growth in Broadcast Cash Flow, growth in Broadcast Cash Flow Less Cash Corporate Expenses, growth in EBITDA, growth in total revenue and/or specified components of total revenue, reduction in or the limitation in the growth of specified operating expenses, attainment of and/or maintenance of specified operating margins, attainment of and/or maintenance of specified weighted average costs of debt, attainment of and/or maintenance of specified weighted costs of capital, operating income (loss), income (loss) from continuing operations, pretax income from continuing operations and, for a performance award that the 2007 Plan Committee determines shall not be designed to comply with the performance-based exception under Section 162(m) of the Code, such other goals as may be established by the 2007 Plan Committee. Actual payment of the performance award earned shall be in a single sum and in cash or in Gray common stock or Class A common stock or in a combination of both, as determined by the 2007 Plan Committee in its sole discretion. If Gray common stock or Class A common stock is used, the participant will not have the right to vote such stock and receive dividends thereon until the goals are achieved and the actual shares are issued. If the performance award is paid in cash instead of Gray common stock or Class A common stock, the number of shares reserved for issuance under the 2007 Incentive Plan and the number of shares which may be granted in the form of performance awards will be reduced as if shares had been issued. The 2007 Plan Committee will certify in writing that any performance goals and any other material terms of a performance award have been achieved prior to the actual payment of the performance award. All performance awards will be paid in full no later than the fifteenth day of the third month following the end of the first calendar year in which the applicable performance period ends or such awards are no longer subject to a substantial risk of forfeiture.

Adjustments, Amendments and Termination of the 2007 Incentive Plan. In the event of any change in corporate capitalization, certain corporate transactions, other distribution of stock or property, or any reorganization or liquidation, such adjustment shall be made in the number and class of Gray common stock or Class A common stock which may be delivered, in the number and class of and/or price of shares subject to outstanding awards granted under the 2007 Incentive Plan, and in the award limits as may be determined to be appropriate and equitable by the 2007 Plan Committee, in its sole discretion, to prevent dilution or enlargement of rights, provided, however, that the number of shares of Gray common stock or Class A common stock subject to any award must always be a whole number. The 2007 Plan Committee may not make any adjustments that would cause an award (1) that is exempt from Section 409A of the Code to become subject to Section 409A of the Code or (2) that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code. The awards are intended to comply with the exemptions or deferred compensation requirements of Section 409A of the Code.

The board of directors has the right to amend or terminate the 2007 Incentive Plan at any time; provided, however, that except as specifically provided in the adjustment and change in control provisions of the 2007 Incentive Plan or otherwise required by law, no amendment or termination shall reduce the amount of any existing award or change the terms and conditions of an existing award without the participant’s consent. In addition, with the exception of the adjustments described above, no amendment or other similar actions shall: (1) increase the total number of shares that may be issued under the 2007 Incentive Plan or increase the amount or type of awards that may be granted under the 2007 Incentive Plan; (2) change the minimum purchase price (if any) of shares of Gray common stock or Class A common stock which may be made subject to awards under the 2007 Incentive Plan; or (3) modify the eligibility requirements, unless first duly approved by the shareholders of Gray.

Furthermore, except in connection with a corporate transaction or event described in the adjustment provision of the 2007 Incentive Plan, shareholder approval is required to amend the terms of outstanding awards to reduce the base price, or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with a base price that is less than the base price of the original options or SARs as applicable.

Change in Control. The 2007 Incentive Plan provides that in the event of a change of control of Gray, the 2007 Plan Committee may make such adjustments with respect to awards and take such other action as it deems advisable such as the substitution of new awards, the adjustment, termination or removal of restrictions on outstanding awards, the acceleration of awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the 2007 Plan Committee of the vested and/or unvested portion of the award. Any adjustment may provide, in the 2007 Plan Committee’s discretion, for the elimination, without payment, of any fractional shares that might otherwise become subject to an award, but may not otherwise diminish the then value of the award. The adjustment and manner of application of the foregoing will be determined by the 2007 Plan Committee in its sole discretion and to the extent permitted under Section 409A of the Code.

A “change in control” is deemed to have occurred if (1) any person (other than Gray or a permitted holder) is or becomes the beneficial owner of 45% percent or more of the combined voting power of Gray’s then outstanding securities; (2) during any period of two consecutive years individuals who at the beginning of such period constitute the board cease for any reason to constitute at least a majority thereof, unless the election or nomination of such new directors is approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board of directors; (3) there is consummated any consolidation or merger of Gray in which Gray is not the continuing or surviving corporation or pursuant to which shares of Gray common stock or Class A common stock are converted into cash, securities or other property, other than a merger of Gray in which holders of Gray’s common stock or Class A common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (4) there is consummated any consolidation or merger of Gray in which Gray is the continuing or surviving corporation in which the holders of Gray’s common stock or Class A common stock immediately prior to the merger do not own 51% percent or more of the combined voting power of the surviving corporation immediately after the merger; (5) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all of Gray’s assets; or (6) the shareholders of Gray approve any plan or proposal for the liquidation or dissolution of Gray.

Non-Transferability of Awards. No award may be transferred by the recipient, except by will or by the laws of descent and distribution and each award shall be exercisable, during the participant’s lifetime, only by the participant.

Withholding. Gray has the power and the right to deduct or withhold, or require a participant to remit to Gray, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the 2007 Incentive Plan. With respect to withholding required upon the exercise of options or SARs, upon the lapse of restrictions on restricted stock, or upon any other taxable event arising as a result of awards granted under the 2007 Incentive Plan, participants may make an irrevocable election, subject to the approval of the 2007 Plan Committee, to satisfy the withholding requirement, in whole or in part, by having Gray withhold shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.

Award Grant Period. No award shall be granted more than 10 years after May 2, 2007.

Certain Federal Income Tax Consequences. The following discussion is designed to provide a summary of the material Federal income tax consequences with respect to awards granted under the 2007 Incentive Plan as of the date of this proxy statement. Any entitlement to a tax deduction on the part of Gray is subject to the applicable Federal tax rules, including, those relating to the $1 million limitation on deductible compensation under Section 162(m) of the Code and possible excise taxes on executives or loss of Gray’s deductions under Section 280G of the Code if the vesting of awards is accelerated on or in connection with a change in control of Gray.

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Incentive Stock Options. Certain options granted or that may be granted under the 2007 Incentive Plan will be incentive stock options as defined in the Code, provided that such options satisfy the requirements under the Code applicable to incentive stock options. In general, neither the grant nor the exercise of any incentive stock option will result in taxable income to the optionee or a deduction to Gray. The sale of Gray common stock received upon the exercise of an option which satisfies all the requirements of an incentive stock option, as well as the holding period requirement described below, will result in a long term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the option price and will not result in a tax deduction to Gray. The exercise of an incentive stock option may have implications in the computation of the optionee’s alternative minimum tax. To receive capital gain or loss treatment upon the disposition of Gray common stock acquired through exercise of an incentive stock option, the optionee must not dispose of the Gray common stock purchased pursuant to the exercise of an incentive stock option within two years after the option is granted and must hold such Gray common stock for at least one year after the transfer of such Gray common stock to the optionee.

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If all requirements for incentive stock option treatment other than the holding period rules are satisfied, the recognition of income by the optionee is deferred until disposition of the Gray common stock, but, in general, any gain in an amount equal to the lesser of (1) the fair market value of the Gray common stock on the date of exercise minus the option price or (2) the amount realized on the disposition minus the option price is treated as ordinary income. Any remaining gain is treated as long-term or short-term capital gain depending on the optionee’s holding period for the stock that has been sold. Gray will generally be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee.

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Nonqualified Stock Option. An optionee generally will realize no taxable income upon the grant of a nonqualified stock option and Gray will not receive a deduction at the time of such grant. Upon exercise of a nonqualified stock option, the optionee generally will realize ordinary income in an amount equal to the excess of the fair market value of the Gray common stock on the date of exercise over the exercise price. Upon a subsequent sale of the Gray common stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Gray common stock. Gray will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

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SARs. Generally, no Federal income tax consequences are incurred by Gray or the holder at the time a SAR is granted pursuant to the 2007 Incentive Plan. However, upon the exercise of a SAR, the holder will generally realize ordinary income for Federal income tax purposes equal to the amount of cash or the value of property received by him or her. Gray generally will be entitled at such time to a deduction for Federal income tax purposes in the same amount realized as ordinary income. If a holder of a SAR receives Gray common stock upon the exercise of such right and subsequently disposes of such Gray common stock, any gain or loss realized upon the sale will be either long-term or short-term capital gain or loss, depending on the holder’s holding period for the Gray common stock that has been sold.

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Restricted Stock Awards. The Federal income tax consequences of a restricted stock award granted under the 2007 Incentive Plan will depend, in large measure, on the restriction placed on the stock. In general, if the stock is “not transferable” and subject to a “substantial risk of forfeiture,” then, unless the recipient makes an election under Section 83(b) of the Code within 30 days of the grant, he or she will recognize ordinary income equal to the fair market value of the stock in the year the stock is either transferable or not subject to a substantial risk of forfeiture over the price, if any, paid for the stock. If the recipient makes an election under Section 83(b) of the Code, he or she will recognize ordinary income equal to the fair market value of the stock at the time of the award over the price, if any, paid for the stock.

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Any gain or loss on a subsequent sale of the stock will be his or her long-term or short-term capital gain or loss depending on the recipient’s holding period for the stock. Gray will generally be entitled to a deduction equal to the amount of ordinary income recognized by the recipient.

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Performance Awards. A participant who is granted a performance award will recognize no income upon grant of the performance award. At the time the cash and/or stock is received as payment in respect of a performance award, the participant will realize compensation income equal to the sum of the cash and the fair market value of the shares received. Gray will generally be entitled to a deduction equal to the amount of ordinary income recognized by the recipient.

Additional Information Regarding Plan Benefits

Reference is made to the sections captioned “Executive Compensation—Compensation Discussion and Analysis—Compensation Decisions Made in 2011—Long-Term Incentive Grants,” “Outstanding Equity Awards at December 31, 2011” and “Option Exercises and Stock Vested in 2011” for detailed information on stock incentive awards and exercises of such awards by certain executive officers under the 2007 Incentive Plan. Our named executive officers, other than Mr. Beizer, have received options to purchase common stock under the 2007 Incentive Plan as follows: Mr. Howell (173,062 shares), Mr. Prather (584,822 shares) and Mr. Ryan (132,398 shares). Prior to his retirement, Mr. Beizer did not receive any options to purchase common stock under the 2007 Incentive Plan. All current executive officers as a group have been granted options under the 2007 Incentive Plan to purchase 954,568 shares of common stock. In addition, options to purchase an aggregate of 793,200 shares have been granted to all employees of the Company as a group, excluding current executive officers, under the 2007 Incentive Plan.

Market Price of the Common Stock

As of April 2, 2012 the closing price of the Gray Class A common stock as reported by the New York Stock Exchange was $1.65 per share, and the closing price of the Gray common stock as reported by the New York Stock Exchange was $1.99 per share.

Plan Benefits

No grants have been made under the 2007 Incentive Plan that are subject to shareholder approval at the 2012 Annual Meeting. The Management Personnel Committee, which has functioned as the 2007 Plan Committee, currently expects that, if Amendment No. 1 is approved by Gray’s shareholders at the 2012 Annual Meeting, it will make grants of shares of restricted stock to each of Gray’s nonemployee directors, or director nominees, valued at $40,000. The following table shows the restricted stock that Gray expects will be granted to its current nonemployee directors, and director nominee, at the 2012 Annual Meeting. Other than these expected grants, it is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2007 Incentive Plan because the grant and actual pay-out of awards under such plan is discretionary.

Nonemployee Director or Director Nominee	Dollar Value ($)	Number of Shares of Restricted Stock (1) (#)
William E. Mayher, III	40,000	20,101
Richard L. Boger	40,000	20,101
Ray M. Deaver	40,000	20,101
T. L. Elder	40,000	20,101
Robin R. Howell	40,000	20,101
Howell W. Newton	40,000	20,101
Hugh E. Norton	40,000	20,101
Harriett J. Robinson	40,000	20,101
J. Mack Robinson	40,000	20,101

(1)	Based on the closing price of $1.99 per share of Gray’s common stock on April 2, 2012, the most recent practicable date. The actual number of shares granted to each individual will be determined by reference to the closing price of Gray’s common stock on the grant date.

Equity Compensation Plan Information

The following table gives information about the common stock and Class A common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2011.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in thousands) (#)		Weighted average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in 1st column) (in thousands) (#)
Common Stock:
Equity compensation plans approved by security holders	1,002	(1)	$7.50	7,383	(1)(2)

Equity compensation plans not approved by security holders	—		$—	—

Total	1,002			7,383

Class A Common Stock:
Equity compensation plans approved by security holders	—	(1)	$—	1,000	(1)

Equity compensation plans not approved by security holders	—		$—	—

Total	—			1,000

(1)	Under our 2007 Long Term Incentive Plan, we are authorized to issue new awards of options to acquire up to 4,997,250 shares of either our common stock or our Class A common stock; however, of this amount, we cannot grant options to acquire in excess of 1,000,000 shares of our Class A common stock. For purposes of this disclosure, we have assumed the issuance of new awards of options to acquire 3,997,250 shares of our common stock and 1,000,000 shares of our Class A common stock, the maximum number of shares of Class A common stock issuable under the 2007 Long Term Incentive Plan. We may, from time to time in the future, issue awards exercisable for more shares of common stock and fewer shares of Class A common stock.
(2)	Includes 1,615,281 shares of our common stock that are issuable under our Capital Accumulation Plan, which is intended to meet the requirements of Section 401(k) of the Internal Revenue Code, and 770,000 shares of our common stock that are issuable under our Directors’ Restricted Stock Plan.

The Board of Directors recommends a vote FOR the amendments to the Gray Television, Inc. 2007 Long Term Incentive Plan.

PROPOSAL 3

RATIFICATION OF COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2012

Gray’s independent registered public accounting firm is appointed annually by the Audit Committee. The Audit Committee examines a number of factors when selecting a firm, including the qualifications, staffing considerations, and the independence and quality controls of the firms considered. The Audit Committee has appointed McGladrey & Pullen, LLP as Gray’s independent registered public accounting firm for 2012. McGladrey & Pullen, LLP has served as Gray’s independent registered public accounting firm since 2006 and is considered by management to be well-qualified.

Shareholder ratification of the selection of McGladrey & Pullen, LLP as our independent registered public accounting firm is not required but is being presented to our shareholders as a matter of good corporate practice. Notwithstanding shareholder ratification of the appointment of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. Should the shareholders not ratify the selection of McGladrey & Pullen, LLP as Gray’s independent registered public accounting firm for 2012 under this proposal, it is contemplated that the appointment of McGladrey & Pullen, LLP for the 2012 fiscal year will nevertheless be permitted to stand unless the Audit Committee, on reconsideration, finds other compelling reasons for making a change.

Representatives of McGladrey & Pullen, LLP are expected to be present at the 2012 Annual Meeting and, if present, will be given the opportunity to make a statement, if they desire, and to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for 2012.

CORPORATE GOVERNANCE

We are in compliance with the NYSE corporate governance rules. We have adopted a Code of Ethics that applies to all of our directors, executive officers and employees. If any waiver of this Code of Ethics is granted, the waiver will be disclosed in an SEC filing on Form 8-K. Our Code of Ethics and the written charters of our Audit Committee and our Management Personnel Committee, which acts as our Nominating and Corporate Governance Committee and Compensation Committee under separate charters, as well as our Corporate Governance Principles, are available under the heading Governance Documents in the Corporate Governance section of our website at www.gray.tv. All such information is also available in print to any shareholder upon request by telephone at (404) 266-8333.

After considering all applicable regulatory requirements and assessing the materiality of each director’s relationship with us, our Board has affirmatively determined that all of our directors are independent in accordance with Sections 303A.02(a) and (b) of the NYSE listing standards and the standards set forth in the IRC and the Exchange Act, except for: (1) Mr. Robinson, due to his family relationship with Mrs. Robinson and Mr. Howell; (2) Mr. Prather, due to his status as an executive officer; (3) Mr. Howell, due to his status as an executive officer; and (4) Mrs. Robinson, due to her family relationships with Mr. Robinson and Mr. Howell. In addition, the Board has determined that Mrs. Howell is not independent due to her family relationship with Mrs. Robinson and Mr. Howell. Consequently, our Board has determined that six of our ten current directors, and six of our ten director nominees, are independent in accordance with the listing standards of the NYSE and the standards set forth in the IRC and the Exchange Act. In addition, the Board had previously determined that, prior to his retirement from the Board, Senator Miller was independent.

Gray encourages interested parties to communicate with its Board. Any interested party who wishes to communicate with the Board or with any particular director, including any independent director, may send a letter to our Vice President Law and Development, Gray Television, Inc., 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, which communications will be forwarded to the Board by the Vice President Law and Development. Any communication should indicate that you are an interested party and clearly specify that such communication is intended to be made to the entire Board or to one or more particular directors.

The Board has adopted a policy that all directors on the Board are expected to attend annual meetings of the shareholders. All then-current members of our Board attended the 2011 Annual Meeting of Shareholders in person.

In accordance with Section 303A.03 of the NYSE listing standards, the independent non-management directors met in executive session four times during 2011. Dr. Mayher, as the Chairman of the Board, presides over the executive sessions. Consistent with our belief that our leadership structure should reflect the best interests of the Company and our shareholders, we have not adopted a policy at this time stating whether or not the positions of Chief Executive Officer and Chairman of the Board should be held by separate individuals. Rather, we believe that the Board should remain free to determine the leadership structure from time to time based upon the availability of qualified and competent candidates. Currently, Mr. Howell serves in the role of Chief Executive Officer, while Dr. Mayher, who is an independent director, serves as Chairman of the Board. We believe the resulting structure is appropriate for Gray at this time because it allows us to make the best use of the capabilities of these individuals in their respective roles while indicating to our shareholders that we also value the perspective of independent leadership on our Board. With respect to potential transactions with related parties required to be disclosed pursuant to Item 404(a) of Regulation S-K, the Audit Committee charter provides that the Audit Committee must review and approve such transactions in advance after full disclosure of the nature and extent of the related party’s interest in any such transaction. The Company did not engage in any such related party transactions in 2011.

Management of the Company is responsible for the Company’s day-to-day risk management, and the Board serves in a risk management oversight role. The Audit Committee assists the Board in fulfilling this oversight function. The Audit Committee and management of the Company periodically review various risks facing the Company and the internal controls and procedures in place to manage such risks. In addition, the Audit Committee and the Board consider risk-related matters on an on-going basis in connection with deliberations regarding specific transactions and issues.

BOARD COMMITTEES AND MEMBERSHIP

The Board held four meetings during 2011. During 2011, each of the directors attended all of the meetings of the Board and meetings of all committees of the Board on which such directors served.

Our Board has an Executive Committee. The Executive Committee is authorized between meetings of the Board, to manage and direct our affairs, except as otherwise provided by law or as otherwise directed by the Board. All actions by the Executive Committee are subject to revision and alteration by the Board, provided that no rights of third parties shall be affected by any such revision or alteration. The Executive Committee did not meet during 2011. The members of the Executive Committee are Messrs. Howell, Mayher (as Chairman) and Prather.

Our Board has an Audit Committee, the purpose of which is to review and evaluate the results and scope of the audit and other services provided by our independent registered public accounting firm, as well as our accounting policies and system of internal accounting controls, and to review and approve any transactions between us and any related parties. The Audit Committee is governed by a written Audit Committee Charter, which was approved and adopted in its current form by the Board in June 2009 and can be found on our website at www.gray.tv in the Corporate Governance section under the heading Governance Documents. The Audit Committee held five meetings during 2011. The members of the Audit Committee are Messrs. Boger, Elder, Mayher and Newton (as Chairman). The Board has affirmatively determined that T.L. (Gene) Elder is an “audit committee financial expert” as that term is defined under applicable SEC rules. Our identification of Mr. Elder as an audit committee financial expert does not impose on him any duties, obligations or liability that are greater than the duties, obligations and liabilities imposed on the other members of the Audit Committee. The Board has determined that all members of the Audit Committee are independent in accordance with NYSE and SEC rules governing audit committee member independence. The Audit Committee maintains a risk assessment process designed to identify risks facing Gray that the Audit Committee considers to be the most significant. In executing this process, the Audit Committee receives reports from management and other advisors and strives to generate serious and thoughtful strategies to mitigate those risks. Management periodically meets with the Audit Committee and reviews such risks and the relevant strategies. The report of the Audit Committee is set forth in this proxy statement under the heading Report of Audit Committee.

Our Board has a Management Personnel Committee that functions as both the Compensation Committee and the Nomination and Corporate Governance Committee. The Management Personnel Committee has adopted separate written charters to govern its activities as the Compensation Committee and the Nominating and Corporate Governance Committee, respectively, current copies of which are available on our website at www.gray.tv in the Corporate Governance section under the heading Governance Documents. In its capacity as the Compensation Committee, the Management Personnel Committee makes recommendations with respect to executive salaries, bonuses and long-term compensation. The Management Personnel Committee held four meetings in 2011, during which meetings it performed the functions of both the Compensation Committee and the Nominating and Corporate Governance Committees. Its current members are Messrs. Deaver (as Chairman), Mayher, and Norton. Mr. Miller also served on the committee until his retirement in December 2011. The Board has affirmatively determined that all current members of the Management Personnel Committee are independent, and Senator Miller was independent, in accordance with NYSE, SEC and IRC rules governing independence. The report of the Management Personnel Committee is set forth in this proxy statement under the heading Report of Management Personnel Committee.

In addition to acting as our Compensation Committee, the Management Personnel Committee also acts as our Nominating and Corporate Governance Committee. In this capacity, the Management Personnel Committee assists the Board in fulfilling its responsibilities to shareholders by identifying and screening individuals qualified to become our directors, recommending candidates to the Board for all directorships, evaluating the set of corporate governance principles and guidelines applicable to us that the Board has adopted, and overseeing the evaluation of the Board and management. In recommending candidates to the Board for nomination as directors, the Management Personnel Committee strives to identify individuals who bring a unique perspective to Gray’s leadership and contribute to the overall diversity of our Board. Although the Management Personnel Committee has not adopted a specific written diversity policy for nominations, we believe that a diversity of experience, gender, race, ethnicity and age contributes to effective governance for the benefit of our shareholders. In practice, the Management Personnel Committee considers such characteristics together with the other qualities displayed by our candidates, such as judgment, skill, integrity and experience. The Management Personnel Committee does not assign a particular weight to these individual factors. Rather, the Management Personnel Committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing directors, will provide shareholders with a diverse and experienced Board. Historically, we have not used a recruiting firm to assist with this process.

The Management Personnel Committee will consider recommendations for director nominees submitted by shareholders. The Management Personnel Committee’s evaluation of candidates recommended by our shareholders does not differ materially from its evaluation of candidates recommended from other sources. Shareholders wishing to recommend director candidates for consideration by the Management Personnel Committee may do so by writing to our Vice President Law and Development, giving the candidate’s name, biographical data, qualifications and all other information that is required to be disclosed under the applicable rules and regulations of the SEC. The foregoing information should be forwarded to the Nominating and Corporate Governance Committee, c/o Vice President Law and Development, Gray Television, Inc., 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.

Our Board has a 2007 Long Term Incentive Plan Committee, the purpose of which is to make recommendations concerning grants of equity awards under the 2007 Long Term Incentive Plan and the Directors’ Restricted Stock Plan. The 2007 Long Term Incentive Plan Committee did not hold any meetings in 2011, and its members are Messrs. Deaver, Mayher, and Norton (as Chairman), all of which are “non-employee directors” under applicable SEC rules.

Summary of Committee Memberships.

Audit Committee	Management Personnel Committee

Howell W. Newton as Chairman	Ray M. Deaver as Chairman
Richard L. Boger	William E. Mayher, III
T. L. Elder	Hugh E. Norton
William E. Mayher, III

2007 Long Term Incentive Plan Committee	Executive Committee

Hugh E. Norton as Chairman	William E. Mayher, III as Chairman
Ray M. Deaver	Hilton H. Howell, Jr.
William E. Mayher, III	Robert S. Prather, Jr.

BENEFICIAL SHARE OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of our Class A common stock and our common stock as of March 22, 2012 by (i) any person who is known to us to be the beneficial owner of more than five percent of our Class A common stock or our common stock, (ii) each director and director nominee, (iii) each executive officer named in the summary compensation table below and (iv) all directors and current executive officers as a group. For purposes of this table, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities that such person has the right to acquire beneficial ownership of within 60 days. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information as to beneficial ownership has been furnished by the respective persons listed in the following table. The percentages of each class are based on 5,753,020 shares of Class A common stock and 51,405,846 shares of common stock outstanding as of March 22, 2012. Shares underlying outstanding stock options exercisable within 60 days of such date are deemed to be outstanding for purposes of calculating the percentage owned by such holder.

Name	Class A Common Stock Beneficially Owned (GTN.A)		Common Stock Beneficially Owned (GTN)		Combined Voting Percent of Common and Class A Common Stock
	Shares	Percent	Shares	Percent
Robert A. Beizer	—	*	16,181	*	*
Richard L. Boger	36	*	9,071	*	*
Ray M. Deaver	—	*	327,696	*	*
T. L. Elder	2,000	*	19,000	*	*
Hilton H. Howell, Jr.(1)(3)	683,326	11.9%	406,993	0.8%	6.6%
Robin R. Howell(2)	683,326	11.9%	406,993	0.8%	6.6%
William E. Mayher, III	13,500	*	139,750	*	*
Howell W . Newton	2,625	*	25,225	*	*
Hugh E. Norton	13,500	*	39,750	*	*
Robert S. Prather, Jr.(4)	66,070	1.1%	763,045	1.5%	1.3%
Harriett J. Robinson(3)(5)(6)	4,132,623	71.8%	1,569,818	3.1%	39.4%
J. Mack Robinson(3)(6)(7)	4,132,623	71.8%	1,569,818	3.1%	39.4%
James C. Ryan(8)	—	*	87,635	*	*
Dimensional Fund Advisors LP(9)	—	*	3,164,217	6.2%	2.9%
FMR LLC(10)	—	*	7,427,397	14.4%	6.8%
BlackRock, Inc.(11)	—	*	2,987,866	5.8%	2.7%
Litespeed Management, L.L.C.(12)	—	*	3,598,568	7.0%	3.3%
All directors and executiveofficers as a group(13) (12 persons)	4,358,075	75.8%	3,236,983	6.2%	42.7%

*	Less than 1%.

(1)	Includes 59,075 shares of Class A common stock owned by Mr. Howell’s wife directly and as trustee for her children, as to which shares he disclaims beneficial ownership. Also includes options to purchase 20,000 shares of common stock.
(2)	Includes: (a) an aggregate of 454,706 shares of Class A common stock and 341,993 shares of common stock beneficially owned by Mrs. Howell’s husband, (b) options to purchase 20,000 shares of common stock held Mrs. Howell’s husband and (c) 500 shares of Class A common stock owned by Mrs. Howell as trustee for her children. Mrs. Howell disclaims beneficial ownership of all such securities. Also includes an aggregate of 169,545 shares of Class A common stock and 45,000 shares of common stock owned by certain companies of which Mrs. Howell is an officer and director. In addition, excludes shares beneficially held by Mrs. Robinson as trustee for the benefit of Mrs. Howell.
(3)	Includes as to Messrs. Robinson and Howell and Mrs. Robinson, an aggregate of 555,605 shares of Class A common stock and 151,000 shares of common stock owned by certain companies of which Mr. Howell is an officer and a director, Mr. Robinson is an officer, director and a principal or sole shareholder and Mrs. Robinson is a director.
(4)	Includes options for Mr. Prather to purchase 500,000 shares of common stock. Mr. Prather has pledged 199,771 shares of common stock as security for a loan.
(5)	Includes: (a) an aggregate of 1,002,676 shares of Class A common stock and 853,868 shares of common stock owned by Mrs. Robinson’s husband and (b) 1,189,180 shares of Class A common stock and 109,750 shares of the common stock owned by Mrs. Robinson, as trustee for her daughters. Mrs. Robinson disclaims beneficial ownership of all such securities.
(6)	Includes as to Mr. Robinson and Mrs. Robinson, an aggregate of 490,298 shares of Class A common stock and 100,000 shares of common stock owned by Gulf Capital Services, Ltd., an entity controlled by Mr. Robinson.
(7)	Includes 2,084,044 shares of Class A common stock and 464,950 shares of common stock owned by Mr. Robinson’s wife directly and as trustee for their daughters. Mr. Robinson disclaims beneficial ownership of all such securities.
(8)	Includes options for Mr. Ryan to purchase 75,000 shares of common stock.
(9)	This information is based solely on Gray’s review of a Schedule 13G/A filed with the SEC on February 14, 2012 by Dimensional Fund Advisors LP. The address of Dimensional Fund Advisors L.P. is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(10)	This information is based solely on Gray’s review of a Schedule 13G/A filed with the SEC on February 14, 2011 by FMR LLC and also by Edward C. Johnson 3d and various entities which he directly or indirectly controls. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.
(11)

This information is based solely on Gray’s review of a Schedule 13G filed with the SEC on February 13, 2012 by BlackRock, Inc. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(12)	This information is based solely on Gray’s review of a Schedule 13G/A filed with the SEC on February 14, 2012 by Litespeed Management, LLC, Litespeed Master Fund, Ltd. and also by Jamie Zimmerman. The address of Litespeed Management, LLC is 237 Park Avenue, Suite 900, New York, New York 10017. The address of Litespeed Master Fund, Ltd is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY 1-9007, Cayman Islands. The address of Jamie Zimmerman is 237 Park Avenue, Suite 900, New York, New York 10017.
(13)	The addresses for each of the directors and executive officers of Gray Television, Inc. is 4370 Peachtree Road N.E., Atlanta, Georgia 30319. Amount does not include shares of common stock held by Mr. Beizer, who retired from the Company on February 29, 2012.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Management Personnel Committee

The Management Personnel Committee of the Board serves as our Compensation Committee, administers our executive compensation program and has the overall responsibility for approving and evaluating director and officer compensation plans, policies and programs. The Management Personnel Committee, in its capacity as the Compensation Committee, approves the compensation of each of our executive officers and all television station General Managers and establishes the compensation of our Board. The Management Personnel Committee consists of three members of our Board, Messrs. Deaver, Mayher, and Norton. The Board has affirmatively determined that all members of the Management Personnel Committee are independent in accordance with NYSE, SEC and IRC rules governing independence.

The Management Personnel Committee engaged Grant Thornton LLP, an internationally recognized public accounting and consulting firm, to advise the committee, and at times management, with respect to Gray’s compensation programs for 2011.

Named Executive Officers

The discussion of executive compensation includes information about our NEOs who are listed in the following table:

Name	Executive Officer Since	Age	Position
Hilton H. Howell, Jr.	2000	50	Vice Chairman and Chief Executive Officer
Robert S. Prather, Jr.	1996	67	President and Chief Operating Officer
James C. Ryan	1998	51	Senior Vice President and Chief Financial Officer
Robert A. Beizer	1996(1)	72	Vice President for Law and Development and Secretary

(1)	Effective February 29, 2012, Mr. Beizer retired from all positions with the Company.

Overview of Previous Year Performance and Compensation

In 2011, working with its independent compensation consultant, the Management Personnel Committee continued to implement improvements to our executive compensation for alignment with current market best practices, including:

•	Ensuring an appropriate benchmarking of executive roles to market data of the peer group, including both proxy data and published survey data, to determine the value of Gray’s executive positions;

•	Modifying the annual incentive program to reflect achievement of quantifiable financial goals established at the beginning of each fiscal year; and

•	Applying new methodology and market data in making incentive compensation decisions for 2011, which resulted in:

•	Base salary increases for two executives in 2011; and

•	Nonequity incentive compensation paid between target and maximum for 2011 performance based on achievement of Management Personnel Committee-approved and pre-determined financial goals.

In fiscal year 2011, Gray had strong performance in an improving economic environment. In addition, compensation decisions regarding Gray’s NEOs for 2011 and going forward in 2012 reflect the Management Personnel Committee’s consideration of the results of last year’s non-binding advisory vote on executive compensation.

For 2011 and 2010, Gray paid cash compensation to its NEOs of $3,345,679 and $4,273,750, respectively. The decrease in cash compensation for each executive in 2011 relative to 2010 was primarily the result of the 2010 payment of performance-based bonuses for Messrs. Howell, Prather and Ryan in specific recognition of their successful efforts in completing a series of refinancing transactions in that year, partially offset by increases in base salaries for Messrs. Howell and Ryan and, for certain of the NEOs, increases in nonequity incentive compensation in 2011. The following tables set forth the cash compensation paid to NEOs in 2011 and 2010, respectively:

	2011
Name	Base Salary ($)	Bonus ($)	Nonequity Incentive Plan Compensation ($)	Total Cash Compensation ($)
Hilton H. Howell, Jr.	500,000	—	413,181	913,181
Robert S. Prather, Jr.	950,000	—	457,942	1,407,942
James C. Ryan	375,000	—	154,943	529,943
Robert A. Beizer	350,000	—	144,613	494,613

	2,175,000	—	1,170,679	3,345,679

	2010
Name	Base Salary ($)	Bonus ($)	Nonequity Incentive Plan Compensation ($)	Total Cash Compensation ($)
Hilton H. Howell, Jr.	400,000	350,000	360,000	1,110,000
Robert S. Prather, Jr.	950,000	350,000	498,750	1,798,750
James C. Ryan	350,000	350,000	157,500	857,500
Robert A. Beizer	350,000	—	157,500	507,500

	2,050,000	1,050,000	1,173,750	4,273,750

Elements of Compensation Program

The compensation program for our executive officers is designed to provide the Management Personnel Committee with the flexibility to offer a combination of cash (fixed and incentive-based) and equity-based compensation opportunity, as appropriate, in order align the executive officers’ interests with those of our shareholders. Consistent with 2010, the executive compensation program for 2011 primarily consisted of the following elements:

•	Base salary;

•	Annual incentive compensation opportunities; and

•	Long-term incentive compensation opportunities.

Each year, our executive officers are eligible for a base salary increase, an annual incentive award and a long-term incentive award based on the Management Personnel Committee’s evaluation of market data, Company and NEO performance, and achievement of goals.

The goals of our executive compensation program are to retain, motivate and reward our executive officers. We believe that the most effective executive compensation program is one that is conservative, yet competitive, and which aligns long-term compensation to the creation of shareholder value.

In 2011, the Management Personnel Committee based compensation decisions on a defined target market position of market median, or 50th percentile, with opportunity for total compensation between the 50th and 75th percentiles as warranted based on Gray’s performance determined through achievement of approved performance goals.

Additionally, the Management Personnel Committee applied a formal policy approved in 2010 for establishing compensation and incentive opportunity levels for each element of compensation, revising the annual, nonequity incentive structure to reflect achievement of quantitative goals only. Individual performance goals were not established or used in determining cash bonuses or nonequity incentive plan compensation that might be awarded under the 2011 Annual Incentive Plan. The Management Personnel Committee strives to achieve an appropriate mix between the different forms of compensation in order to (1) motivate the executive officers to deliver superior performance in the short-term by providing competitive base salaries, annual incentive payments and cash bonuses for specific achievements, (2) align the interests of the executive officers with the long-term interests of our shareholders through the grant of equity-based compensation and (3) provide an overall compensation package that promotes executive retention and is aligned with the defined target market position.

Base salaries for our executives are established or adjusted based on the size/complexity of the Company, the scope of each individual executive’s role, the knowledge and experience of such executive, and the competitiveness of the executive’s total compensation as compared to peer group and other market data.

The process for determining annual incentive compensation is based on how well, and to what extent, the Company performs against financial goals that are determined by the Management Personnel Committee.

The decision to grant long-term incentives is generally discretionary in nature (as opposed to the formulaic approach to annual incentive compensation opportunities used by the Management Personnel Committee) and is based each year on a retrospective qualitative evaluation of the following factors, which are evaluated by the Management Personnel Committee:

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•	The Company’s financial performance over a one- to three-year period, including the impact of political revenue in appropriate years and achievements in reduction of debt;

•	The Company’s common stock and Class A common stock share price performance over a one- to three-year period;

•	The Company’s overall performance and share price performance relative to its peer group; and

•	Competitiveness of current compensation levels.

Annual Incentive Performance Targets for 2011

The Management Personnel Committee established performance goals for 2011 based 100% on financial performance. Three financial performance measures comprise the financial performance measures historically used by Gray for purposes of valuing the Company’s business and approximating key financial performance covenants in certain financing agreements: (i) revenue (less agency commissions), (ii) broadcast cash flow, and (iii) net operating profit (“NOP”).

Gray’s NOP financial performance measure, by way of reference to Gray’s audited financial statements set forth in the Company’s Form 10-K, includes net income (loss), plus interest expense, plus income tax expense (benefit), plus loss on early extinguishment of debt, plus depreciation, plus amortization of intangible assets, less net gain on disposals of assets, and less net miscellaneous income.

Gray’s “broadcast cash flow” financial performance measure is defined as NOP (discussed above) plus amortization of non-cash stock based compensation, plus amortization of program broadcast rights, plus common stock contributed to 401(k) plan, less network compensation revenue, plus network compensation per network affiliation agreements, less network expense per network affiliation agreements, less payments on program broadcast obligations, and plus corporate and administrative expenses (excluding amortization of non-cash stock based compensation).

For each of the financial performance measures, the following goals were established for 2011:

Financial Performance Measure	Threshold ($)	Target ($)	Maximum ($)
	(in thousands)
Revenue (less agency commissions)	282,950	297,842	327,626
NOP	85,347	89,839	98,823
Broadcast cash flow	95,902	100,949	111,044

The target performance goals were aligned with the Company’s internal business plan and annual budget as approved by the Management Personnel Committee. Threshold goals were established at 95% of target so that a level of performance near target was required to be achieved before any incentive payment was awarded, with a significant reduction to the incentive earned for results below target. Maximum awards were established at achievement of 110% of target, as the Management Personnel Committee believed this represented an appropriate amount of stretch in the goals. The Management Personnel Committee reviews the threshold, target and maximum criteria at the start of each fiscal year to ensure that an appropriate degree of difficulty is incorporated into the goals.

In 2012, the Management Personnel Committee expects to maintain the current structure for the determination of annual incentive awards such that 100% of the annual incentive award opportunity will be based on Gray’s financial performance, utilizing the same performance metrics of revenue (less agency commissions), NOP and broadcast cash flow.

Response to Say-On-Pay Vote

Although the advisory shareholder vote on executive compensation is non-binding, the Management Personnel Committee has considered, and will continue to consider, the outcome of this vote each year such a vote is taken when making compensation decisions for our CEO and other NEOs. At our annual meeting of shareholders held on June 1, 2011, over 98% of the shares present or represented by proxy at the meeting voted for the approval of the compensation of the CEO and other NEOs. The Compensation Committee believes that this shareholder vote strongly endorses the compensation philosophy of the Company. After considering the result of the 2011 advisory vote on our executive compensation, the Management Personnel Committee did not believe it was necessary to undertake any material changes in the Company’s executive compensation programs. In addition, the shareholders approved a triennial frequency for submitting our executive compensation program to an advisory shareholder vote in the future.

Compensation Decisions Made in 2011

Base Salary

The base salary element of our executive compensation program provides each NEO with a fixed amount of annual cash compensation. Salaries for the NEOs are generally subject to annual review and adjustment by the Management Personnel Committee.

The Management Personnel Committee approved our NEOs’ base salaries for 2011 on March 17, 2011. The Management Personnel Committee determined to hold base salaries constant with the exception of Messrs. Howell and Ryan. Mr. Ryan’s base salary was increased to better align his pay with market data. Mr. Howell’s base salary was increased, to (i) better align his base pay with that of other executives with similar job descriptions and responsibilities as assessed through the compensation study, (ii) recognize his contributions and performance, and (iii) reflect the Management Personnel Committee’s awareness of an increase in the percentage of time Mr. Howell is now devoting to the role.

The base salaries paid to each of our NEOs were as follows for 2011 and 2010:

Name	2011 Salary Amount ($)	2010 Salary Amount ($)
Hilton H. Howell, Jr.	500,000	400,000
Robert S. Prather, Jr.	950,000	950,000
James C. Ryan	375,000	350,000
Robert A. Beizer	350,000	350,000

Mr. Howell’s 2010 and 2011 base salary took into consideration the fact that he worked less than full-time as our Chief Executive Officer. The Management Personnel Committee will continue to monitor Mr. Howell’s base salary in the future, and make adjustments commensurate with his role as our Chief Executive Officer as he assumes greater responsibility in that role and as the amount of time spent in the role increases.

Mr. Prather’s base salary is reflective of (i) the critical role he plays in managing Gray’s performance, (ii) his assigned responsibilities beyond the typical role of a Chief Operating Officer and

(iii) the significant institutional knowledge, history and relationships he maintains and leverages on behalf of the Company and its business goals.

Annual Incentive Compensation

The Management Personnel Committee meets during the first quarter of each year, once adequate financial and other performance data from the prior fiscal year becomes available for review, and determines if any annual incentive compensation will be awarded to the executive officers and the amount of the incentive compensation.

The 2011 opportunity levels (expressed as a percentage of base salary) approved by the Management Personnel Committee for the NEOs in 2011 were as follows:

Name	Annual Incentive Opportunity
	Threshold	Target	Maximum
Hilton H. Howell, Jr.	30.0%	60.0%	90.0%
Robert S. Prather, Jr.	17.5%	35.0%	52.5%
James C. Ryan	15.0%	30.0%	45.0%
Robert A. Beizer	15.0%	30.0%	45.0%

The annual incentive opportunity levels were established to provide each NEO with a market-competitive incentive opportunity linked to achievement of pre-determined financial goals. Actual performance levels between threshold and target, or between target and maximum, are used to determine incentive awards. Actual awards are determined formulaically by linear interpolation of those actual results as they relate to the established financial performance goals and the percentage by which such goals were achieved or exceeded.

Nonequity annual incentive compensation payments for 2011 were calculated based on actual results for 2011 and paid subsequent to the end of the year. Annual incentive plan targets vs. Gray’s actual results for 2011 were as follows:

Financial Performance Measure	Threshold ($)	Target ($)	Maximum ($)	Actual ($)
	(in thousands)
Revenue (less agency commissions)	282,950	297,842	327,626	307,131
NOP	85,347	89,839	98,823	98,762
Broadcast cash flow	95,902	100,949	111,044	109,595

The following annual incentive compensation payments were made for 2011 performance:

Name	Incentive Payment For Exceeding
	Revenue (net of agency commissions) Goal ($)	NOP Goal ($)	Broadcast Cash Flow Goal ($)	Total Incentive Payment ($)	Total Incentive Payment as a Percentage of Base Salary (%)
Hilton H. Howell, Jr.	86,696	112,249	214,236	413,181	82.6%
Robert S. Prather, Jr.	96,088	124,410	237,444	457,942	48.2%
James C. Ryan	32,511	42,093	80,339	154,943	41.3%
Robert A. Beizer	30,344	39,287	74,982	144,613	41.3%

	245,639	318,039	607,001	1,170,679

Long-Term Incentive Grants

In order to align the interests of our executive officers and other key management personnel responsible for our growth with the interests of our shareholders, we established the 2007 Long Term Incentive Plan, which provides for equity-based awards. If stock options are awarded, it is our practice to grant options with an exercise price equal to the closing price of our Class A common stock and/or our common stock on the date of grant.

Long-term incentive grant guidelines are used by the Management Personnel Committee to determine and understand market competitive parameters for making long term incentive award decisions. Unlike the formulaic annual incentive award opportunities, which are tied to the Company’s actual performance compared to goals, the decision to grant long-term incentive awards generally remains within the discretion of the Management Personnel Committee.

The long-term incentive grant guidelines (expressed as a percentage of base salary) considered by the Management Personnel Committee for the purpose of consideration of long-term incentive awards in 2011 remained unchanged from those approved by the Management Personnel Committee in 2010, and were as follows:

Name	Long-term Incentive Opportunity Guidelines
	Threshold	Target	Maximum
Hilton H. Howell, Jr.	30.0%	60.0%	90.0%
Robert S. Prather, Jr.	17.5%	35.0%	52.5%
James C. Ryan	15.0%	30.0%	45.0%
Robert A. Beizer	15.0%	30.0%	45.0%

The decision of whether or not to make long-term incentive grants in any year is based on a retrospective and qualitative assessment of factors, as discussed above under the heading Elements of Compensation Program. The Management Personnel Committee did not award any long-term incentive grants to the NEOs in 2011. Based upon 2011 performance, in 2012, the Management Personnel Committee approved grants of long-term incentive awards to certain NEOs effective April 2, 2012. Important to the Management Personnel Committee’s decision to award these long-term incentive grants, were the Company’s and the individual’s performance in 2011, the fact that long-term incentive equity grants had not been made in recent years, total shareholder return as compared to the Company’s peer group, and competitiveness of each NEO’s total compensation. The Management Personnel Committee approved awards equal to the 2011 “target” opportunity guidelines for Messrs. Howell and Ryan, and equal to the “threshold” opportunity guideline for Mr. Prather, given the competitiveness of Mr. Prather’s current total compensation. No award was considered for Mr. Beizer due to his retirement.

This resulted in the following value-based awards being granted by the Management Personnel Committee:

•	Mr. Howell: $300,000 award, 60% of his 2011 base salary ;

•	Mr. Prather: $166,250 award, 17.5% of his 2011 base salary; and

•	Mr. Ryan: $112,500 award, 30% of his 2011 base salary.

After considering the mix of awards provided by peer group companies to similarly situated executives, and the Company’s executive compensation philosophy, the Management Personnel Committee approved an award mix intended to provide a balance between retention and performance improvement, with 50% of the value to be delivered through restricted stock grants with three-year ratable vesting, and 50% of the value to be delivered through stock option grants with four-year ratable vesting and a ten-year contractual term. The number of restricted shares granted was determined by dividing one-half of the grant value by the fair market value of our common stock on the grant date of the award, rounded up to the nearest whole number of shares. The number of options granted was determined by dividing one-half of the grant value by the fair value of a stock option as determined using the Black-Scholes Merton valuation method, rounded up to the nearest whole number of options.

Qualified Benefit Plans

The executive officers participate in the following qualified benefit plans in which all employees are eligible to participate: the Gray Television, Inc. Capital Accumulation (401(k)) Plan (“Capital Accumulation Plan”) and the Gray Television, Inc. Retirement Plan (“Pension Plan”). Mr. Ryan also participates in the Busse Pension Plan (the “Busse Pension Plan”). The Company acquired Busse Broadcasting Corporation (“Busse”) in July 1998 and the Busse Pension Plan was assumed in that transaction. Mr. Ryan is a former employee of Busse. The table in the section entitled Pension Benefits herein lists the years of credited service and the present value of each NEO’s accumulated pension benefit, assuming payment begins at age 65, under the pension plans.

Capital Accumulation Plan

We currently sponsor the Gray Television, Inc. Capital Accumulation Plan to encourage eligible employees to defer a part of their current income to provide for their retirement, death or disability under the provisions of Section 401(k) of the IRC. The plan covers all of our employees. Under the Capital Accumulation Plan, participants may elect to make pre-tax savings deferrals from their compensation each year, subject to annual limits on such deferrals imposed by the IRC. We may also, at our discretion, on an annual basis, make a matching contribution with respect to a participant’s elective deferrals and/or may make additional voluntary contributions. For the year ended December 31, 2011, we did not match employee contributions except for employees at one of our stations, in accordance with the terms of their union contract. Participants are immediately vested in their voluntary contributions plus the actual earnings thereon. Employer contributions and earnings thereon become 100% vested after the participant completes three years of service. The only form of benefit payment under the Capital Accumulation Plan is a single lump-sum payment equal to the vested balance in the participant’s account. The vested portion of a participant’s accrued benefit is payable upon such employee’s termination of employment, attainment of age 59 1/2, retirement, total and permanent disability, or death. Participants may also make in-service withdrawals from their pre-tax contributions under the plan for certain specified instances of hardship.

Pension Plan

Under the terms of the Pension Plan, in the event of the death of an executive officer before retirement, 50% of the accrued benefit will become payable to the surviving spouse at the time the deceased participant would have reached age 65. If the deceased participant had completed ten or more years of service, the survivor benefit may commence as early as the time the deceased participant would have reached age 55. If the deceased participant would have been eligible for early retirement at the time of death, survivor benefits may commence as soon as practicable. Any benefits that commence before the deceased participant would have reached age 65 will be reduced the same as early retirement benefits would have been reduced. In the event a disability occurs before retirement, the accrued benefit will become payable at age 65. No break in service will occur and benefits will continue to accrue during disability. In the event of voluntary termination, the vested accrued benefit will become payable at age 65. If the participant had completed ten or more years of service, the benefit may commence as early as age 55. If the participant had completed less than five years of credited service, the accrued benefit is not vested, and no future benefits would be payable from the Pension Plan.

Compensation Framework: Policies, Process and Risk Considerations.

Determining Competitive Practices

In 2010, Gray established a compensation peer group for purposes of determining competitive compensation for our executive officers. The Management Personnel Committee spent considerable time reviewing the peer group initially proposed by Grant Thornton LLP, and closely examined the included companies before finalizing the peer group. The peer group selection criteria included broadcasting companies (television, radio, and companies with a combination of television and radio operations). As a general guideline, companies were included with revenues of one-half of Gray’s revenue and up to two times Gray’s revenue, with median revenue of the peer group closely aligned with Gray’s revenue.

The compensation peer group originally consisted of seventeen (17) companies, including Belo Corp, Crown Media Holdings, Inc., Cox Radio Inc., Cumulus Media, Inc., Emmis Communications, Entercom Communications Corp, Entravision Communications, Fisher Communications, Inc., Lin TV Corp., Media General, Hearst-Argyle Television, Nexstar Broadcasting Group, Radio One Inc., Salem Communications Corp., Sinclair Broadcast GP, Spanish Broadcasting Sys Inc, and Westwood One Inc. The peer group has a median revenue closely aligned with Gray and better protects against potential volatility in data that may result from changes in peer group company status. Two of the companies, Cox Radio Inc., and Hearst-Argyle Television, are no longer public and were not included in the 2011 peer group benchmarking analysis.

The Management Personnel Committee uses the peer group for executive compensation comparisons, and ensured an appropriate benchmarking of executive roles to market data, including both proxy data (weighted at 75%) and published survey data (weighted at 25%) to determine the market value of Gray’s executive positions.

Process for Establishing Executive Total Compensation

In reviewing NEO compensation levels for 2011, the Management Personnel Committee reviewed a competitive market study prepared by Grant Thornton LLP. The study compared Gray’s practices regarding base salary, bonus, equity, cash incentives, perquisites and other compensation of its NEOs with market practices as reported in published survey data and for the approved peer group.

Risk Considerations

Companies are expected to review their compensation policies and practices and incentive plans and programs to evaluate if such compensation policies and practices and incentive plans and programs are appropriately structured for the company and its business objectives and discourage executives from taking excessive risk. In designing the components of Gray’s compensation policies and practices and incentive plans and programs, we have attempted to mitigate the possibility that excessive short-term risks are being taken at the expense of long-term value. These mitigation strategies include: (1) the annual review and approval of the financial performance considerations by the Management Personnel Committee; (2) the use of multiple performance objectives, thus mitigating too heavy a focus on any one in particular; and (3) vesting of stock awards over time to motivate NEOs to focus on providing consistent results over the longer term. The Management Personnel Committee has reviewed Gray’s compensation policies and practices and incentive plans and programs, including all of its business units, to determine if they encourage individuals to take unreasonable risks; and has determined that any risks arising from these compensation programs are not reasonably likely to have a material adverse effect on the Company.

Role of the Compensation Consultant

In 2011, the Management Personnel Committee engaged Grant Thornton LLP, an internationally recognized public accounting and consulting firm, to advise the Management Personnel Committee with respect to Gray’s compensation programs for 2011. A Grant Thornton LLP representative reports directly to the Management Personnel Committee as its compensation advisor. The Management Personnel Committee annually reviews the role of its compensation advisor and believes that the advisor is fully independent for purposes of providing executive compensation recommendations. To ensure independence, the Management Personnel Committee directly hires and has the sole authority to terminate the compensation advisor and to determine the terms and conditions of their engagement. The compensation advisor reports directly to the Management Personnel Committee. Mr. Howell may participate in meetings in his role as CEO to provide information to the Management Personnel Committee and answer questions related to management and performance of Gray, but is not present when the Management Personnel Committee goes into executive session to make executive officer compensation decisions.

Annual Review of Consultant Independence

As a result of the steps taken by the Management Personnel Committee to monitor and manage the independence of its compensation consultant, the Management Personnel Committee believes that the advisor is able to provide candid, direct and objective advice to the Management Personnel Committee that is not influenced by management or any other services provided to Gray by Grant Thornton LLP. Furthermore, neither the compensation advisor nor any member of the advisory team participates in any of the other services provided to Gray by separate Grant Thornton LLP business units. Instead, with full knowledge of the Management Personnel Committee, the Audit Committee engages a distinct unit of Grant Thornton LLP to provide all other non-Management Personnel Committee consulting services to Gray, which is primarily related to internal audit services. Grant Thornton LLP provides the Management Personnel Committee with an annual update on its services and related fees. The Management Personnel Committee determines whether the separate services are performed objectively and free from the influence of management. The Management Personnel Committee recommended and approved the provision of these separate services to Gray.

Income Deduction Limitations

Section 162(m) of the IRC generally sets a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any given year with respect to the compensation of each of the executive officers. However, certain “performance-based” compensation that complies with the requirements of Section 162(m) is not included in the calculation of the $1 million cap. Historically, tax deductibility of officer compensation has not been a primary objective because of ongoing operating losses on a tax basis and the need for flexibility in pursuing our incentive and retention objectives. Our executive compensation program historically has not complied with all the requirements of Section 162(m), but the Management Personnel Committee will review such requirements and will consider ways to restructure the executive compensation program to satisfy our compensation goals and meet the 162(m) deductibility guidelines going forward. We reserve the right to design compensation plans that recognize a full range of performance and other criteria important to our success regardless of the federal tax deductibility of compensation paid under those plans.

Summary Compensation Table

The following table sets forth a summary of the compensation of our Chief Executive Officer, Chief Financial Officer, and the other named executive officers for 2011, 2010 and 2009, respectively.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compen- sation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compen- sation(5) ($)	Total ($)

Hilton H. Howell, Jr.	2011	500,000	—	—	—	413,181	53,629	54,252	1,021,062
Vice Chairman,	2010	400,000	350,000	—	—	360,000	22,617	63,252	1,195,869
Chief Executive Officer and Director	2009	400,000	—	—	—	—	14,839	59,387	474,226

Robert S. Prather, Jr.	2011	950,000	—	—	—	457,942	50,775	116,928	1,575,645
President,	2010	950,000	350,000	—	—	498,750	38,815	125,424	1,962,989
Chief Operating Officer and Director	2009	950,000	—	—	—	—	43,406	125,934	1,119,340

James C. Ryan	2011	375,000	—	—	—	154,943	84,224	14,478	628,645
Senior Vice	2010	350,000	350,000	—	—	157,500	33,277	14,298	905,075
President and Chief Financial Officer	2009	350,000	—	—	—	—	14,227	13,571	377,798

Robert A. Beizer	2011	350,000	—	—	—	144,613	47,870	22,857	565,340
Vice President-	2010	350,000	—	—	—	157,500	35,967	23,038	566,505
Law and Development and Secretary	2009	320,000	35,000	—	—	—	17,939	33,792	406,731

(1)	Each of the NEOs contributed a portion of his salary to our Capital Accumulation Plan. The disclosed salary amounts are before the NEOs’ contributions.

(2)

For 2010, Messrs. Howell, Prather and Ryan received bonuses for their work on behalf of the Company in obtaining an amendment of our senior credit facility and the issuance of our 10 1/2% senior secured second lien notes due 2015. For 2009, Mr. Beizer received a bonus of $35,000 as a result of his work on behalf of the Company in obtaining long-term signal carriage agreements with cable and satellite companies.

(3)	For 2011 and 2010, Messrs. Howell, Prather, Ryan and Beizer received annual incentive compensation for the Company reaching certain predetermined financial performance goals for 2011 and financial and individual goals for 2010.
(4)	Represents for 2011, the change in pension value, calculated as the difference between the present value of accumulated benefits at December 31, 2011, and the present value of accumulated benefits at December 31, 2010, adjusted for benefit payments made during the year. Represents for 2010, the change in pension value, calculated as the difference between the present value of accumulated benefits at December 31, 2010, and the present value of accumulated benefits at December 31, 2009, adjusted for benefit payments made during the year. Represents for 2009, the change in pension value, calculated as the difference between the present value of accumulated benefits at December 31, 2009, and the present value of accumulated benefits at December 31, 2008, adjusted for benefit payments made during the year. The present values of accumulated benefits at December 31, 2011, 2010 and 2009 were calculated using the assumptions that were used for the December 31, 2011, 2010 and 2009 financial statement disclosures, which were the 1983 Group Annuity Mortality Tables for the Pension Plan, and the RP 2000 Projected Mortality Table for the Busse Pension Plan, separately for males and females, and a 4.84%, 5.85% and 6.27% interest discount, respectively. See the table in the section entitled Pension Benefits herein for additional information, including the present value assumptions used in this calculation.
(5)	See the All Other Compensation Table below for additional information.

All Other Compensation Table

The following table describes each component of the amounts in the All Other Compensation column of the Summary Compensation Table for 2011:

Name	Company Contributions to Defined Contribution Plans ($)	Company Paid Insurance Premiums ($)	Directors’ Fees(1) ($)	Total ($)
Hilton H. Howell, Jr.	—	7,252	47,000	54,252
Robert S. Prather, Jr.	22,000	47,928	47,000	116,928
James C. Ryan	—	14,478	—	14,478
Robert A. Beizer	—	22,857	—	22,857

(1)	Represents directors’ fees paid to each NEO who is also a director. See the Director Compensation table for additional information.

Grants of Plan-Based Awards in 2011

Nonequity annual incentive compensation payments were made to our NEOs in 2011 based upon the incentive opportunities set forth in the following table.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Option Awards
Hilton H. Howell, Jr.	150,000	300,000	450,000	—	—	—	—	—	—	—
Robert S. Prather, Jr.	166,250	332,500	498,750	—	—	—	—	—	—	—
James C. Ryan	56,250	112,500	168,750	—	—	—	—	—	—	—
Robert A. Beizer	52,500	105,000	157,500	—	—	—	—	—	—	—

(1)	For information on actual payouts under nonequity incentive plan awards for 2011 performance, see the column titled “Nonequity Incentive Plan Compensation” in the Summary Compensation Table above.

Outstanding Equity Awards at December 31, 2011

The following table provides information on the stock option awards and restricted stock awards held by the NEOs at December 31, 2011. The stock option award exercise prices shown below are rounded to two decimal points. The vesting schedule for each restricted stock award is shown following the stock awards table. The market value of the stock awards is based on our common stock closing market price of $1.62 per share as of December 30, 2011 (the last trading day of 2011).

	Stock Option Awards (1)					Stock Awards (1) (2)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock They Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Hilton H. Howell, Jr.	20,000	—	—	7.64	2/1/2013	1,000	1,620	—	—
Robert S. Prather, Jr.	500,000	—	—	7.64	2/1/2013	1,000	1,620	—	—
James C. Ryan	75,000	—	—	7.64	2/1/2013	—	—	—	—
Robert A. Beizer	—	—	—	—	—	—	—	—	—

(1)	All outstanding stock option awards and stock awards are for common stock.
(2)	Awards vest in five equal, annual installments beginning on the last day of the year they were granted.

Option Exercises and Stock Vested in 2011

The following table provides information, for the NEOs, on the number of shares of stock awards vested in 2011 and the value realized by each before payment of any applicable withholding tax.

		Option Awards		Stock Awards
Name	Class of Stock	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Hilton H. Howell, Jr.(1)	Common	—	—	2,000	3,240
Robert S. Prather, Jr.(1)	Common	—	—	2,000	3,240
James C. Ryan	—	—	—	—	—
Robert A. Beizer	—	—	—	—	—

(1)	Messrs. Howell and Prather each acquired 2,000 shares of common stock having a market value of $1.62 per share on December 30, 2011 when the restrictions on those shares lapsed.

Pension Benefits

Messrs. Howell, Prather, Ryan and Beizer participate in the Pension Plan. The Pension Plan, which is intended to be tax qualified, is available to certain of our employees and the employees of all of our subsidiaries that have been designated as participating companies under the plan.

A participating employee who retires on or after attaining age 65 and who has completed five years of service upon retirement may be eligible to receive during his or her lifetime, in the form of monthly payments, an annual pension equal to (i) 22% of the employee’s average earnings for the highest five consecutive years during the employee’s final ten years of employment multiplied by a factor, the numerator of which is the employee’s years of service credited under the plan before 1994 and the denominator of which is the greater of 25 or the years of service credited under the plan, plus (ii) 0.9% of the employee’s monthly average earnings for the highest five consecutive years in the employee’s final ten years of employment added to 0.6% of monthly average earnings in excess of Social Security covered compensation, multiplied by the employee’s years of service credited under the plan after 1993, with a maximum of 25 years minus years of service credited under (i) above. For participants as of December 31, 1993, there is a minimum benefit equal to the projected benefit under (i) at that time.

In addition, Mr. Ryan would receive retirement benefits paid by Gray under a pension plan with Mr. Ryan’s former employer, Busse Broadcasting Corporation (the “Busse Pension Plan”), which benefit amounts have been frozen since September 1997. The Company acquired Busse Broadcasting Corporation in July 1998 and the Busse Pension Plan was assumed in that transaction.

Our NEOs did not receive any pension benefit payments in 2011. The following table shows the years of credited service and the present value of accumulated benefits as of December 31, 2011 for the NEOs:

Name	Number of Years Credited Service(1) (#)	Plan Name	Present Value of Accumulated Benefit(2) ($)
Hilton H. Howell, Jr.	9	Gray Television, Inc. Retirement Plan	131,219
Robert S. Prather, Jr.	10	Gray Television, Inc. Retirement Plan	324,597
James C. Ryan	13	Gray Television, Inc. Retirement Plan	205,782
	9	Busse Pension Plan	75,040
Robert A. Beizer	16	Gray Television, Inc. Retirement Plan	448,322

(1)	Computed as of the same measurement date as used for 2011 financial statement reporting purposes.
(2)	The Present Value of Accumulated Benefit was calculated using the assumptions that were used for 2011 financial statement reporting purposes, which were the 1983 Group Annuity Mortality Tables for the Pension Plan, and the RP 2000 Projected Mortality Table for the Busse Pension Plan, separately for males and females, and a 4.84% interest discount rate.

Potential Payments upon Termination or Change in Control

The NEOs do not have employment agreements or agreements with us that provide severance in the event of a change in control, except to the extent that the 2007 Long Term Incentive Plan, the Directors’ Restricted Stock Plan, the Pension Plan, the Capital Accumulation Plan and the Busse Pension Plan contain such provisions that are applicable to all participants. The information below describes and quantifies certain compensation that would become payable under existing plans, policies and arrangements if the NEO’s employment had terminated (by virtue of involuntary termination, death, disability, voluntary termination or change of control) on December 31, 2011, given the NEO’s compensation and service levels as of such date and, if applicable, based on our closing stock price on December 30, 2011 (the last trading day of 2011). These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Pension Plan, Busse Pension Plan, Capital Accumulation Plan, disability benefits, life insurance and accrued vacation pay.

The following table sets forth the amounts that would be owed by Gray to our NEOs as of December 31, 2011 if they were terminated as a result of involuntary termination, death, disability, voluntary termination or change of control:

Name	Involuntary Termination(1)(2) ($)	Death(1)(3) ($)	Disability(1)(4) ($)	Voluntary Termination(1)(2) ($)	Change of Control(1)(5) ($)
Hilton H. Howell, Jr.	154,296	1,090,307	2,885,916	154,296	155,916
Robert S. Prather, Jr.	73,077	2,236,996	268,185	73,077	74,697
James C. Ryan	313,130	2,010,239	2,791,130	313,130	313,130
Robert A. Beizer	26,923	951,584	102,211	26,923	26,923

(1)	Gray does not have a formal severance policy for its NEOs. At the time of a separation from service for any reason, the Board will use its discretion to determine each executive’s severance payment, if any. The amounts reported above reflect any accrued and unpaid benefits payable to the executive officer in addition to payment identified in plan documents and insurance policies.
(2)	Includes each NEO’s accrued and unpaid vacation payable upon termination and the present value of accumulated benefits from their pension plan(s) as determined by the plan’s actuary.
(3)	Includes each NEO’s accrued and unpaid vacation payable upon termination, the death benefit of their basic and supplemental life insurance coverage, the present value of the accumulated benefits from their pension plan(s) as determined by the plan’s actuary, and accelerated vesting of 100% of their unvested restricted stock awards and stock options. The life insurance benefit reflects the payment of the death benefit by the insurance company for which Gray has been paying premiums on behalf of the NEO.
(4)	Includes each NEO’s accrued and unpaid vacation payable upon termination, the amount of long-term disability payments, the present value of accumulated benefits from their pension plan(s) as determined by the plan’s actuary, and accelerated vesting of 100% of their unvested restricted stock awards and stock options. NEOs are entitled to monthly long-term disability payments from the time of disability through age 65.
(5)	Includes each NEO’s accrued and unpaid vacation payable upon termination, the present value of accumulated benefits from their pension plan(s) as determined by the plan’s actuary, and accelerated vesting of 100% of their unvested restricted stock awards and stock options.

For the purposes of this discussion, “disability” generally means total disability, resulting in the grantee being unable to perform his job, and “change of control” means any of the following: (1) any person becomes the beneficial owner of 45% or more of the combined voting power of our then outstanding shares; (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (3) there is consummated any consolidation or acquisition in which we are not the continuing or surviving corporation or pursuant to which shares of our common stock are converted into cash, securities or other property; (4) there is consummated any consolidation or acquisition of us, in which we are the continuing corporation, in which the holders of our common stock immediately prior to the acquisition do not own 51% percent or more of the stock of the surviving corporation immediately after the acquisition; (5) there is consummated any sale, lease, exchange or other transfer of substantially all our assets; or (6) our shareholders approve any plan or proposal for our liquidation or dissolution.

If one of the NEOs were to die or become disabled, or if there were to be a change in control, any unexercisable stock options granted before the date of that event would become exercisable and remain exercisable until the later of one year from the date of death or the expiration date of the grant.

The Directors’ Restricted Stock Plan provides that any remaining restrictions on awards of restricted stock generally lapse upon the death or disability of the NEO, and in the event of a change of control, all shares of restricted stock will immediately be free of restriction, and the 2007 Long Term Incentive Plan Committee, which administers the Directors’ Restricted Stock Plan, will be deemed to waive any forfeiture provisions provided with respect to any award. As of December 31, 2011, the NEOs did not hold any option awards with intrinsic value (that is, their options had an exercise price in excess of our common stock price) that were exercisable or would have become exercisable or vested if the NEO had died or become disabled, or if there had been a change of control, based upon the closing price of our common stock on the last trading date of 2011.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed, actual amounts paid or distributed may be different than as disclosed. Factors that could affect these amounts include the timing during the year of any such event or our stock price.

Director Compensation

The current compensation and benefit program for directors is designed to fairly pay directors for time and effort required to be an effective director of a company of our size and scope; to align directors’ interests with the long-term interests of shareholders; and to be simple, transparent and easy for shareholders to understand. Our directors’ compensation for 2011 included the following compensation elements:

Description	Amount ($)
Chairman of the Board’s annual retainer fee	40,000
Director’s annual retainer fee	35,000
Chairman of the Board fee per board meeting	4,000
Director’s fee per board meeting	3,000
Audit Committee chairman fee per committee meeting	4,000
Audit Committee member fee per committee meeting	3,500
Other Committee chairman fee per committee meeting	3,000
Other Committee member fee per committee meeting	3,000

Directors are generally paid the above fee arrangement for participation in person or by telephone in any meeting of the Board or any committee thereof.

In addition, we adopted the Directors’ Restricted Stock Plan in 2003. Pursuant to that plan, we may grant our directors restricted shares of our common stock that vest over five years in equal annual increments. Under the Directors’ Restricted Stock Plan, a maximum of 10,000 restricted shares of common stock may be granted to each director in any calendar year. We did not grant any restricted shares to our directors in 2011.

Director Compensation in 2011

The table below presents the directors’ compensation for 2011:

Name(1)	Fees Earned or Paid in Cash(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
William E. Mayher, III Chairman of the Board of Directors	79,500	—	—	79,500
Richard L. Boger	64,500	—	—	64,500
Ray M. Deaver	53,000	—	—	53,000
T. L. Elder	64,500	—	—	64,500
Hilton H. Howell, Jr.	47,000	53,629	7,252	107,881
Zell B. Miller	44,250	—	—	44,250
Howell W. Newton	67,000	—	—	67,000
Hugh E. Norton	53,000	—	—	53,000
Robert S. Prather, Jr.	47,000	50,775	69,928	167,703
Harriett J. Robinson	47,000	—	—	47,000
J. Mack Robinson	47,000	—	—	47,000

(1)	As of December 31, 2011 and except for Senator Miller, each director owned 1,000 restricted shares of Gray common stock that he or she had received under our Directors’ Restricted Stock Plan.
(2)	For all directors, this amount represents cash compensation earned in 2011 for Board and committee service.
(3)	Represents the change in pension value, calculated as the difference between the present value of accumulated benefits at December 31, 2011 and the present value of accumulated benefits at December 31, 2010, adjusted for benefit payments made during the year. The present value of accumulated benefits at December 31, 2011 was calculated using the assumptions that were used for the December 31, 2011 financial statement disclosures, which were the 1983 Group Annuity Mortality Table, separately for males and females, and a 4.84% interest discount. The present value of accumulated benefits at December 31, 2010 was calculated using the assumptions that were used for the December 31, 2010 financial statement disclosures, which were the 1983 Group Annuity Mortality Table, separately for males and females, and a 5.85% interest discount. See the table in the section entitled Pension Benefits herein for additional information, including the present value assumptions used in this calculation.

(4)	Represents all other compensation earned by the named director. For descriptions of the other compensation earned by Mr. Howell and Mr. Prather, refer to the amounts in the All Other Compensation Table, with the exception of directors’ fees, which are reported separately in this Director Compensation in 2011 table.
(5)	Retired from the Board effective December 7, 2011.
(6)	Mr. Robinson is retiring from the Board at the 2012 Annual Meeting.

The members of our Board are reimbursed for reasonable travel expenses incurred by them during the execution of their duties as members of our Board and any committees. These expenses include but are not limited to mileage, hotel rooms, meals and air transportation.

REPORT OF MANAGEMENT PERSONNEL COMMITTEE

The following Report of the Management Personnel Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Gray under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Gray specifically incorporates this Report by reference therein.

The Management Personnel Committee, acting in its capacity as the Compensation Committee, has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Management Personnel Committee has recommended to the Board that the Compensation Discussion and Analysis be included herein and in Gray’s Annual Report on Form 10-K for the year ended December 31, 2011.

The Management Personnel Committee has retained Grant Thornton LLP to advise it on current trends and best practices in compensation. The total amount of fees paid by Gray to Grant Thornton for executive compensation services provided as a dedicated compensation advisor to the Management Personnel Committee in 2011 was approximately $66,002. The total amount of fees paid by Gray to Grant Thornton LLP in 2011 for all other services, excluding Management Personnel Committee services, was approximately $135,480, which related to internal audit services. The Management Personnel Committee recommended and approved the provision of these additional services to Gray by Grant Thornton LLP.

Submitted by the Management Personnel Committee of the Board.

Ray M. Deaver, Chairman

William E. Mayher, III

Hugh E. Norton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Deaver, Mayher and Norton are the current members of the Management Personnel Committee, which serves as our Compensation Committee. In 2011, prior to his retirement, Mr. Miller also served as a member of the Management Personnel Committee. No member of the Management Personnel Committee was an employee or officer of Gray or any of its subsidiaries during 2011 or was formerly an officer of Gray or any of its subsidiaries, except that Mr. Deaver served as Gray’s Regional Vice President-Texas from October 1999 until his retirement in December 2001. He was the President and General Manager of KWTX Broadcasting Company and President of Brazos Broadcasting Company from November 1997 until their acquisition by Gray in October 1999. No compensation committee interlocks existed during 2011.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company was not party to any related party transactions required to be disclosed in this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the directors, executive officers and persons who own more than ten percent of a registered class of a company’s equity securities to file with the SEC initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5) of such class of equity securities. Such officers, directors and greater than ten percent shareholders of a company are required by SEC regulations to furnish the company with copies of all such Section 16(a) reports that they file.

To our knowledge, based solely on our review of the copies of such reports filed with the SEC during the year ended December 31, 2011, all Section 16(a) filing requirements applicable to our officers, directors and ten percent beneficial owners were met.

REPORT OF AUDIT COMMITTEE

The following Report of the Audit Committee, together with references in this proxy statement to the independence of the Audit Committee members and the Audit Committee Charter, does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by Gray under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Gray specifically incorporates this Report by reference therein.

The Audit Committee of our Board is comprised of four directors who are independent and financially literate in accordance with the NYSE listing standards and SEC rules regarding audit committees. In addition, the Board has determined that T. L. Elder is an “audit committee financial expert” as defined by applicable SEC rules. Our identification of Mr. Elder as an audit committee financial expert does not impose on him any duties, obligations or liability that are greater than the duties, obligations and liabilities imposed on the other members of the audit committee. In accordance with its written charter, which was approved and adopted in its current form by our Board in June 2009, the Audit Committee assists our Board in the oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Gray. In addition, the Audit Committee has the authority to select our independent registered public accounting firm. Gray’s Audit Committee Charter prohibits a member of the Audit Committee from serving on more than three public company audit committees.

Management has primary responsibility for Gray’s financial statements and the overall reporting process, including Gray’s system of internal controls. McGladrey & Pullen, LLP, our independent registered public accounting firm, audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present, in all material respects, our financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed our audited consolidated financial statements for the year ended December 31, 2011 and discussed them with both management and McGladrey & Pullen, LLP.

Management is responsible for establishing, assessing and reporting on Gray’s system of internal control over financial reporting. McGladrey & Pullen, LLP is responsible for performing an independent audit of Gray’s internal control over financial reporting and to issue a report thereon. The Audit Committee is responsible for the monitoring and oversight of this process. In connection with these responsibilities, the Audit Committee met with management and McGladrey & Pullen, LLP to review and discuss the effectiveness of Gray’s internal controls over financial reporting.

The Audit Committee has also discussed with McGladrey & Pullen, LLP the matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from McGladrey & Pullen, LLP consistent with the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence and has discussed and confirmed with McGladrey & Pullen, LLP its independence with respect to Gray. In addition, the Audit Committee has considered whether the provision of the non-audit services provided by McGladrey & Pullen, LLP is compatible with maintaining that independence.

Based upon this review, the Audit Committee recommended to the full Board that our audited consolidated financial statements be included in Gray’s Annual Report on Form 10-K for the year ended December 31, 2011 and filed with the SEC.

Submitted by the Audit Committee of the Board.

Howell W. Newton, Chairman

Richard L. Boger

T. L. Elder

William E. Mayher, III

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey & Pullen, LLP has been our independent registered public accounting firm since May 2006. McGladrey & Pullen, LLP audited our annual financial statements for each of the years ended December 31, 2006 through December 31, 2011. As approved by our Audit Committee, we have appointed McGladrey & Pullen, LLP as our independent registered public accounting firm to audit our financial statements and our internal control over financial reporting for the year ending December 31, 2012. A representative of McGladrey & Pullen, LLP is expected to be present at the 2012 Annual Meeting, and will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions. We have decided to ask our shareholders to ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the year ending December 31, 2012.

Fees

The fees billed by McGladrey & Pullen, LLP for 2011 and 2010 were as follows:

	2011 ($)	2010 ($)
Audit fees(1)	800,915	823,637
Audit-related fees(2)	108,181	107,631
Tax fees	—	—
All other fees(3)	30,000	46,350

Total	939,096	977,618

(1)	Audit fees include fees for the current year audit of the Company’s financial statements and internal control over financial reporting, fees for quarterly reviews of our reports on Form 10-Q and consultation concerning accounting issues discussed with the SEC when applicable.
(2)	Audit related fees were for audits of our employee benefit plans.
(3)	All other fees were for services provided in connection with various financing activities.

All audit related services, tax services and other non-audit services must be, and all such services and the expenses for such services in 2011 and 2010 were, pre-approved by the Audit Committee, which also concluded that the provision of such services was compatible with the maintenance of McGladrey & Pullen, LLP’s independence in the conduct of its auditing functions.

In accordance with its written charter, the Audit Committee reviews and discusses with McGladrey & Pullen, LLP, on a periodic basis, any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm and pre-approves all audit and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm.

OTHER MATTERS

Our Board knows of no other matters to be brought before the 2012 Annual Meeting. However, if any other matters are properly brought before the 2012 Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR INCLUSION

IN NEXT YEAR’S PROXY STATEMENT

Proposals of shareholders intended to be presented at our 2013 Annual Meeting of Shareholders must be received at our principal executive offices by December 20, 2012, in order to be eligible for inclusion in our proxy statement and form of proxy for that meeting.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION

AT NEXT YEAR’S ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2013 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on March 5, 2013 and advise shareholders in the 2013 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) receive notice of the proposal after the close of business on March 5, 2013. Notices of intention to present proposals at the 2013 Annual Meeting of Shareholders should be addressed to Gray Television, Inc., Attention: Kevin Latek, Vice President Law and Development, Gray Television, Inc., 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.

AVAILABILITY OF FORM 10-K

Our Annual Report on Form 10-K is available online at www.gray.tv in the “SEC Filings” section. We will provide to any shareholder, without charge, upon written request, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC. Such requests should be addressed to Gray Television, Inc., 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, Attention: Investor Relations.

HOUSEHOLDING

As permitted under the Exchange Act, to the extent shareholders receive a hard copy of the proxy by mail, only one copy of this proxy statement is being delivered to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies of this proxy statement. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Gray Television, Inc., 4370 Peachtree Road, N.E., Atlanta, Georgia 30319, Attention: Investor Relations, telephone (404) 266-8333. Shareholders residing at the same address and currently receiving only one copy of the proxy statement may contact Investor Relations at the address above to request multiple copies of the proxy statement in the future. Shareholders residing at the same address and currently receiving multiple copies of the proxy statement may contact Investor Relations at the address above to request that only a single copy of the proxy statement by mailed in the future.

Appendix A

GRAY TELEVISION, INC.

2007 LONG TERM INCENTIVE PLAN

Section 1. Establishment and Purpose.

Gray Television, Inc., a Georgia corporation (the “Company”), hereby establishes this long term incentive plan to be named the Gray Television, Inc. 2007 Long Term Incentive Plan (the “Plan”) for certain Employees and Directors (as such terms are defined below in Section 2) of the Company and its subsidiaries. The purpose of this Plan is to encourage certain Employees and Directors of the Company, and of such subsidiaries of the Company as the committee administering the Plan designates, to acquire Common Stock of the Company or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such Employees and Directors and the Company and thus provide an incentive for continuation of the efforts of Employees and Directors for the success of the Company and for continuity of employment and service.

Section 2. Definitions.

Whenever used herein, the following terms shall have the respective meanings set forth below:

(a) Act means the Securities Exchange Act of 1934, as amended from time to time.

(b) Award means any Option, Stock Appreciation Right, Restricted Stock, or Performance Award granted under the Plan.

(c) Award Agreement means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

(d) Base Price means, in the case of an Option or a Stock Appreciation Right, a price fixed by the Committee at which the Option or the Stock Appreciation Right may be exercised which shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such option or right.

(e) Board means the Board of Directors of the Company.

(f) Change of Control is defined in Section 14.

(g) Code means the Internal Revenue Code of 1986, as amended and in effect from time to time.

(h) Committee means a committee or subcommittee of the Board that shall administer the Plan, which committee or subcommittee shall consist of no fewer than two members, each of whom shall be a “nonemployee director” within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Act, and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code.

(i) Covered Employee means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Section 162(m) of the Code, or any successor statute.

(j) Director means any individual who is a member of the Board or board of directors of any member of the Group; provided, however, that any such member who is employed by any member of the Group shall be considered an Employee under this Plan.

(k) Disability means permanent and total disability as defined in Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of and in reliance on sufficient competent medical advice.

(l) Employee means an employee (including officers and directors who are also employees) of any member of the Group.

(m) Fair Market Value means, for any particular date, (i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the last transaction price per share as quoted by the National Market System of NASDAQ, (ii) for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the closing bid price as reported by the NASDAQ, (iii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of stock on such exchange as of the close of such trading day or (iv) the market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board of Directors determined in accordance with a reasonable valuation method as determined under Code Section 409A and the rules and regulations promulgated thereunder in the event neither (i), (ii) or (iii) above shall be applicable. If Market Price is to be determined as of a day when the securities markets are not open, the Market Price on that day shall be the Market Price on the preceding day when the markets were open.

(n) Group means the Company and every Subsidiary of the Company.

(o) Option means the right to purchase Stock at the Base Price for a specified period of time. For purposes of the Plan, an Option may be an “Incentive Stock Option” within the meaning of Section 422 of the Code, a “Nonqualified Stock Option,” or any other type of stock option encompassed by the Code.

(p) Participant means any Employee or Director designated by the Committee to participate in the Plan.

(q) Performance Award means a right to receive a payment equal to the value of a unit or other measure as determined by the Committee based on performance during a Performance Period.

(r) Performance-Based Exception means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

(s) Performance Period means a period of not more than ten years established by the Committee during which certain performance goals set by the Committee are to be met.

(t) Period of Restriction means the period during which a grant of shares of Restricted Stock is restricted pursuant to Section 11 of the Plan.

(u) Reporting Person means a person subject to Section 16 of the Act.

(v) Restricted Stock means Stock granted pursuant to Section 11 of the Plan, but a share of such Stock shall cease to be Restricted Stock when the conditions to and limitations on transferability under Section 11 have been satisfied or have expired, respectively.

(w) Retirement (including Normal, Early, and Disability Retirement) means termination of employment with eligibility for normal, early or disability retirement benefits under the terms of the Gray Television, Inc. Pension Plan, as amended and in effect at the time of such termination of employment.

(x) Stock means the authorized and unissued shares of the Company’s class A common stock and common stock or shares of the Company’s class A common stock or common stock held in treasury or previously issued shares of class A common stock or common stock reacquired by the Company, including stock purchased on the open market. The Company’s class A common stock and common stock are substantially similar except for differences in voting rights.

(y) Stock Appreciation Right or SAR means the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over the Base Price. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the Base Price shall be the Option exercise price.

(z) Subsidiary means a subsidiary corporation as defined in Section 425 of the Code.

Section 3. Administration.

The Plan will be administered by the Committee. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its shareholders and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. The Committee shall have the authority to delegate administrative duties to one or more officers or Employees of the Company or Subsidiaries to the extent that such delegation would not jeopardize the Performance-Based Exception with respect to any Award or otherwise violate applicable law or exchange act rules.

Section 4. Shares Reserved Under the Plan.

There is hereby reserved for issuance under the Plan an aggregate of 6,000,000 shares of Stock with no more than 1,000,000 of the aggregate limit consisting of class A common stock. The above amounts include approximately 2,469,000 shares of Stock that were available for issuance under the 2002 Long Term Incentive Plan (the “2002 Plan”), and were transferred to the Plan, added to the reserved Stock and available for issuance to Participants under the Plan. No new Awards shall be made under the 2002 Plan as of the effective date of the Plan. Stock underlying Awards under the 2002 Plan that expire, are cancelled, or are forfeited after the effective date of the Plan may not be added back to the Plan maximum.

Stock underlying outstanding Options or Performance Awards will be counted against the Plan maximum while such Options or Performance Awards are outstanding. Shares underlying expired, canceled or forfeited Awards (except Restricted Stock) may be added back to the Plan maximum. When the exercise price of an Option is paid by delivery of shares of Stock, the number of shares available for issuance under the Plan shall continue to be reduced by the gross (rather than the net) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered in payment. The full number of Stock Appreciation Rights granted that are to be settled in Common Stock shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Restricted Stock issued pursuant to the Plan will be counted against the Plan maximum while outstanding even while subject to restrictions.

Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

(a)	Stock Options: The maximum aggregate number of shares of Stock that may be granted in the form of Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be 500,000 shares.

(b)	SARs: The maximum aggregate number of shares of Stock that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be 500,000 shares.

(c)	Performance Awards: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Performance Awards granted in any one fiscal year to any one Participant shall be the greater of $1,000,000 or 500,000 shares.

If any Award is cancelled (or is amended in a way that is treated as a cancellation), the shares related to the cancelled Award shall count against the above maximum limitations for the applicable fiscal year.

Section 5. Participants.

Participants will consist of such Employees and Directors of the Company or any designated subsidiary as the Committee in its sole discretion determines have a major impact on the success and future growth and profitability of the Company. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or to receive the same type or amount of Award as granted to the Participant in any other year or as granted to any other Participant in any year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Only key Employees may be granted Incentive Stock Options under the Plan.

Section 6. Types of Awards.

The following Awards may be granted under the Plan: (a) Incentive Stock Options; (b) Nonqualified Stock Options; (c) Stock Appreciation Rights; (d) Restricted Stock; and (e) Performance Awards; all as described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any Participant, and the terms and conditions which attach to each Award, which terms and conditions need not be uniform as between different participants. All Awards shall be in writing.

Section 7. Date of Granting Awards.

The date of grant of an Award (the “Award Date”) is the date the Committee makes the Award to a Participant by fixing the material terms of the Award. Promptly after each Award Date, the Company shall notify the Participant of the grant of the Award, and shall hand deliver or mail to the Participant an Award Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute and return the Award Agreement within thirty days after the date of mailing or delivery by the Company of the Award Agreement to the Participant. If the Participant shall fail to execute and return the written Award Agreement within said thirty day period, his or her Award shall be automatically terminated, except that if the Participant dies within said thirty day period such Award Agreement shall be effective notwithstanding the fact that it has not been signed prior to death.

Section 8. Incentive Stock Options.

Incentive Stock Options shall consist of options to purchase shares of Stock at purchase prices determined by the Committee but not less than 100% of the Fair Market Value of the shares of Stock on the date of grant of the Option. Said purchase price may be paid by check or, in the discretion of the

Committee, by the delivery of shares of Stock then owned by the Participant. Incentive Stock Options will be exercisable as provided in the Award Agreement and, except as provided below, will terminate not later than three months after termination of employment for any reason other than death or disability. In the event termination of employment occurs as a result of death or Disability, such an option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by reason of Disability, then the period of exercise following death shall be the remainder of the 12-month period, or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. However, in no event shall any Incentive Stock Option be exercised more than ten years after its grant. Leaves of absence granted by the Company for military service, illness, and transfers of employment between the Company and any subsidiary thereof shall not constitute termination of employment. The aggregate Fair Market Value (determined as of the time an Option is granted) of the stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000 per participant.

Section 9. Nonqualified Stock Options.

Nonqualified Stock Options shall consist of nonqualified options to purchase shares of Stock at purchase prices determined by the Committee but not less than 100% of the fair market value of the shares of Stock on the date of grant of the Option. The purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Stock then owned by the Participant. The Committee shall determine the vesting and forfeiture provisions of the Nonqualified Stock Options and shall set forth such terms in the Award Agreement. Unless determined otherwise in the Award Agreement, all Options shall terminate three months after termination of employment or service for any reason other than death, Retirement or Disability. Unless determined otherwise in the Award Agreements, in the event termination of employment or service occurs as a result of death, Retirement or Disability, such an Option will terminate 12 months after such termination provided however, if the optionee dies within 12 months after termination of employment or service by Retirement or Disability, then the period of exercise following death shall be three months. In no event shall any Option be exercised more than ten years after its date of grant. Leaves of absence granted to Employees by the Company or leaves of absence taken by Directors for military service, illness, and transfers of employment between the Company and any subsidiary thereof, as applicable, shall not constitute termination of employment or service. The Committee shall have the right to determine at the time the Option is granted whether shares issued upon exercise of a Nonqualified Stock Option shall be subject to other restrictions, and if so, the nature of the restrictions.

Section 10. Stock Appreciation Rights.

Stock Appreciation Rights may be granted which, at the discretion of the Committee, may be exercised (1) in lieu of exercise of an Option, or (2) independent of an Option. If the Option referred to in (1) or (2) above qualified as an Incentive Stock Option pursuant to Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. The Base Price or grant price of each SAR shall equal the Fair Market Value of the Stock on the date of grant of the SAR. At the time of grant, the Committee may establish, in its sole discretion, any other conditions on exercise of an SAR. At the discretion of the Committee, payment for SARs may be made in cash or Stock, or in a combination thereof. The following will apply upon exercise of an SAR:

(a)

Exercise of SARs in Lieu of Exercise of Options. SARs exercisable in lieu of Options may be exercised for all or part of the shares of Stock subject to the related Option upon the exercise of the right to exercise an equivalent number of Options. A SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. Upon exercise of a SAR in lieu of exercise of an Option, shares of Stock equal to the number of SARs exercised shall no longer be available for exercise under the related Option (and when a share of Stock is purchased under the related Option, the related SAR shall similarly no longer be available for exercise).

(b)	Exercise of SARs Independent of Options. SARs exercisable independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

Section 11. Restricted Stock.

Restricted Stock shall consist of Stock issued or transferred under the Plan (other than upon exercise of Options or as Performance Awards) at any purchase price less than the Fair Market Value thereof on the date of issuance or transfer, or as a bonus. In the case of any Restricted Stock:

(a)	The purchase price, if any, will be determined by the Committee.

(b)	Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the Employee’s employment or Director’s service within specified periods, (iii) representation by the Employee or Director that he or she intends to acquire Restricted Stock for investment and not for resale, and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

(c)	The Participant shall be entitled to all dividends paid with respect to Restricted Stock during the Period of Restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

(d)	The Participant shall be entitled to vote the Restricted Stock during the Period of Restriction.

(e)	The Committee shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.

Section 12. Performance Awards.

Performance Awards shall consist of Stock, stock units, cash based units or a combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved during the Performance Period. The goals established by the Committee may be based upon company-wide performance or upon operating unit performance or a combination thereof and may include return on average total capital employed, earnings per share, return on shareholders’ equity, market share, growth in Broadcast Cash Flow, growth in Broadcast Cash Flow Less Cash Corporate Expenses, growth in EBITDA, growth in total revenue and/or specified components of total revenue, reduction in or the limitation in the growth of specified operating expenses, attainment of and/or maintenance of specified operating margins, attainment of and/or maintenance of specified weighted average costs of debt, attainment of and/or maintenance of specified weighted costs of capital, operating income (loss), income (loss) from continuing operations, pretax income from continuing operations, and, for a Performance Award that the Committee determines shall not be designed to comply with the Performance Based Exception, such other goals as may be established by the Committee. Unless and until the Committee determines that a Performance Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, any performance goal related to a Performance Award must be established in writing by the Committee at a time when the outcome of the performance goal is substantially uncertain and not later than the earlier of (1) 90 days after the commencement of the period of service to which the performance goal relates or (2) 25 percent of the period of service to which the performance goal relates has elapsed. In the event the minimum corporate goal is not achieved at the conclusion of the Performance Period, no payment shall be made to the Participant. Actual payment of the Performance Award earned shall be a single sum and in cash or in Stock or in a combination of both, as the Committee in its sole discretion determines. If Stock is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued. In the event a Performance Award of stock units is paid in cash instead of Stock, the number of shares reserved for issuance hereunder and the number of shares which may be granted in the form of Performance Awards shall be reduced as if shares had been issued. The Committee shall certify in writing that any performance goals and any other material terms of a Performance Award have been achieved prior to the actual payment of the Performance Award. All Performance Awards shall be paid in full to the Participant no later than the 15th day of the third month following the end of the first calendar year in which the Performance Period ends or such Awards are no longer subject to a substantial risk of forfeiture.

Section 13. Adjustment Provisions.

In the event of any change in corporate capitalization, such as a stock split, stock dividend or reclassification, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Stock which may be delivered under Section 4, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4 as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of shares of Stock subject to any Award shall always be a whole number. The Committee shall not make any adjustment pursuant to this Section 13 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Section 409A; or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A.

Section 14. Change of Control.

Notwithstanding any other provision of this Plan, upon a Change of Control, the Committee may make such adjustments with respect to Awards and take such other action as it deems advisable, including, without limitation, the substitution of new Awards, or the adjustment of outstanding Awards, or the termination of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award. Any adjustment pursuant to this Section 14 may provide, in the Committee’s discretion, for the elimination without payment therefore of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section 14 may not otherwise diminish the then value of the Award. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion and to the extent permitted under Section 409A of the Code and the regulations thereunder.

For purposes of this Plan, a “Change of Control” shall occur if (i) any Person (other than the Company or a Permitted Holder) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company which represent forty-five percent (45%) or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two (2) consecutive years individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company’s shareholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Stock are converted into cash, securities, or other property, other than a merger of the Company in which the holders of the Company’s Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of the Company’s Stock immediately prior to the merger do not own fifty-one percent (51%) or more of the combined voting power of the surviving corporation immediately after the merger; (v) there is consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (vi) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company. For purposes of the above definition, a “Permitted Holder” means (i) each of J. Mack Robinson and Robert S. Prather, Jr.; (ii) their spouses and lineal descendants; (iii) in the event of the incompetence or death or any of the Persons described in clauses (i) and (ii), such Person’s estate, executor, administrator, committee and other personal representative; (iv) any trusts created for the benefit of the Persons described in clause (i) or (ii); (v) any person controlled by any of the Persons described in clause (i), (ii), (iii) or (iv); or (vi) any group of Persons (as defined in the Securities Exchange Act of 1934, as amended) in which the Persons described in clauses (i) — (v), individually or collectively, control such group. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by agreement or otherwise.

Section 15. Nontransferability.

Each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant. In the event of the death of a Participant, exercise of payment shall be made only:

(a)	By or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Award shall pass by will or the laws of descent and distribution; and

(b)	To the extent that the deceased Participant was entitled thereto at the date of his death, provided, however, that any otherwise applicable six-month holding period shall not be required for exercise by or payment to an executor or administrator of the estate of a deceased Reporting Person.

Section 16. Withholding.

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Section 17. No Right to Employment or Service

A Participant’s right, if any, to continue to serve the Company and its subsidiaries as an Employee or Director or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.

Section 18. Amendment of the Plan

The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant’s consent except as specifically provided herein under Sections 13 and 14 or as otherwise required by law. Except for adjustments in accordance with Section 13, no amendment of the Plan or other similar actions, shall, without approval of the shareholders of the Company (a) increase the total number of shares which may be issued under the Plan or increase the amount of type of Awards that may be granted under the Plan; (b) change the minimum purchase price, if any, of shares of Stock which may be made subject to Awards under the Plan; or (c) modify the requirements as to eligibility for Awards under the Plan. No Award shall be granted more than ten years after the effective date of the Plan. Except in connection with a corporate transaction or event described in Section 13 of this Plan, the terms of outstanding Awards may not be amended to reduce the Base Price, or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with a Base Price that is less than the Base Price of the original Options or Base Price of the original Stock Appreciation Rights, as applicable, without shareholder approval. The foregoing sentence is intended to prohibit the repricing of “underwater” Options and Stock Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 13 of this Plan.

Section 19. Securities Requirements

With respect to insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Board or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or Committee.

The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

Section 20. Effective Date of Plan and Shareholder Approval.

The Plan shall be effective on May 2, 2007, provided the approval of the shareholders of the Company is obtained. If the shareholders do not approve the Plan, the Plan shall not go into effect and no Awards shall be made under the Plan.

Section 21. Governing Law.

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Georgia, without reference to the principles of conflicts of law. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent. All Awards to be granted hereunder are intended to comply with the exemptions or deferred compensation requirements of Code Section 409A, and all provisions of the Plan and all Awards granted hereunder must be construed in such a manner as to effectuate that intent.

GRAY TELEVISION, INC. 4370 PEACHTREE ROAD, N.E. ATLANTA, GA 30319

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GRAY TELEVISION, INC. The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors			☐	☐	☐
Nominees
01)	Richard L. Boger	06)	William E. Mayher, III
02)	Ray M. Deaver	07)	Howell W. Newton
03)	T. L. Elder	08)	Hugh E. Norton
04)	Hilton H. Howell, Jr.	09)	Robert S. Prather, Jr.
05)	Robin R. Howell	10)	Harriett J. Robinson

The Board of Directors recommends you vote FOR proposals 2 and 3:						For	Against	Abstain
2. To approve amendments to the Gray Television, Inc. 2007 Long Term Incentive Plan.						☐	☐	☐

3. To ratify the appointment of McGladrey & Pullen, LLP as independent registered public accounting firm for 2012.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)			☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be

Held on May 30, 2012:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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M46303-P23548-Z57378

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS

GRAY TELEVISION, INC.

The undersigned hereby appoints William E. Mayher, III and Hilton H. Howell, Jr. and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided on the other side of this ballot, all of the shares of common stock and Class A common stock of Gray Television, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Gray Television, Inc. to be held May 30, 2012, at The Peachtree Insurance Center, The Executive Board Room, 5th Floor, 4370 Peachtree Road, N.E., Atlanta, Georgia 30319 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side